UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☒           Definitive Proxy Statement

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☐           Soliciting Material Under Rule 14a-12

HANDY & HARMAN LTD.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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HANDY & HARMAN LTD.
1133 Westchester Avenue, Suite N222
White Plains, NY 10604

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 21, 2013

To the Stockholders of Handy & Harman Ltd.:

The annual meeting of stockholders of Handy & Harman Ltd. (the “Company”) will be held on May 21, 2013, at 9:30 a.m., local time, at The Portofino Hotel & Marina located at 260 Portofino Way, Redondo Beach, California 90277, for the following purposes:

1.
To elect eight directors to our Board of Directors (the “Board”), each to serve until the annual meeting of stockholders in fiscal year 2014 and until their respective successors have been duly elected and qualified;

2.	To consider and approve an advisory resolution regarding the compensation of the Company's named executive officers;
3.
To consider and act upon an advisory vote on the frequency at which the Company should include an advisory vote regarding the compensation of the Company's named executive officers in its proxy statement;

4.
To approve an amendment of the Company's 2007 Incentive Stock Plan, as amended (the “2007 Plan”), to increase the number of shares of the Company's common stock, par value $0.01 per share (“Common Stock”), subject to the 2007 Plan by 425,000 shares;

5.	To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013; and
6.	To transact any other business that may properly come before the meeting and any adjournment or postponement thereof.

The Board has fixed the close of business on April 23, 2013 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.  Only holders of record of shares of Common Stock of the Company at the close of business on April 23, 2013 are entitled to notice of and to vote at the meeting.

Your vote is very important.  All stockholders are cordially invited to attend the meeting.  We urge you, whether or not you plan to attend the meeting, to submit your proxy by completing, signing, dating and mailing the enclosed proxy or voting instruction card in the postage-paid envelope provided.  If a stockholder who has submitted a proxy attends the meeting in person, such stockholder may revoke the proxy and vote in person on all matters submitted at the meeting.

The notice and Proxy Statement are first being mailed to our stockholders on or about April 30, 2013.

Please follow the voting instructions on the enclosed proxy card to vote.

By Order of the Board,

HANDY & HARMAN LTD.

/s/ Warren G. Lichtenstein
Warren G. Lichtenstein
Chairman of the Board
April 30, 2013

TABLE OF CONTENTS

INFORMATION ABOUT THE ANNUAL MEETING	1

VOTING INSTRUCTIONS FOR HOLDERS OF COMMON STOCK	2

PROPOSAL ONE: ELECTION OF DIRECTORS	4

PROPOSAL TWO: ADVISORY RESOLUTION REGARDING EXECUTIVE COMPENSATION	24

PROPOSAL THREE: ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION	25

PROPOSAL FOUR: AMENDMENT TO 2007 PLAN	26

PROPOSAL FIVE: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS	31

STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING AND OTHER MATTERS	33

APPENDIX A: 2007 INCENTIVE STOCK PLAN, AS PROPOSED TO BE AMENDED	34

i

HANDY & HARMAN LTD.
1133 Westchester Avenue, Suite N222
White Plains, NY 10604

PROXY STATEMENT

For Annual Meeting of Stockholders
To Be Held On May 21, 2013

INFORMATION ABOUT THE ANNUAL MEETING

This Proxy Statement contains information related to the annual meeting of stockholders (the “Annual Meeting”) of Handy & Harman Ltd. (the “Company” or “HNH”) to be held on May 21, 2013, at 9:30 a.m., local time, at The Portofino Hotel & Marina located at 260 Portofino Way, Redondo Beach, California, 90277, and at any postponements or adjournments thereof.

Purpose of the Annual Meeting

At the Annual Meeting, holders of the Company's common stock, $0.01 par value per share (“Common Stock”), will have a chance to meet some of its directors and executives and will act on the following matters:

1.
To elect eight directors to our Board of Directors (the “Board”), each to serve until the annual meeting of stockholders in fiscal year 2014 and until their respective successors have been duly elected and qualified;

2.	To consider and approve an advisory resolution regarding the compensation of the Company's named executive officers;
3.
To consider and act upon an advisory vote on the frequency at which the Company should include an advisory vote regarding the compensation of the Company's named executive officers in its proxy statement;

4.	To approve an amendment of the Company's 2007 Incentive Stock Plan, as amended (the “2007 Plan”), to increase the number of shares of Common Stock subject to the 2007 Plan by 425,000 shares;
5.	To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013; and
6.	To transact any other business that may properly come before the meeting and any adjournment or postponement thereof.

Who May Vote

Our only outstanding voting securities are our shares of Common Stock.  Only holders of record of shares of Common Stock at the close of business on April 23, 2013 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting.  On the Record Date of the Annual Meeting, there were 13,444,432 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.  A majority of such shares, present in person or represented by proxy, is necessary to constitute a quorum.  Each share of Common Stock is entitled to one vote.

Attending In Person

Only holders of Common Stock, their proxy holders and our invited guests may attend the Annual Meeting.  If you wish to attend the Annual Meeting in person but you hold your shares through someone else, such as a stockbroker, you must bring proof of your stock ownership and photo identification to the Annual Meeting.  For example, you may bring an account statement showing that you beneficially owned shares of Common Stock as of April 23, 2013 as acceptable proof of ownership.

Important Notice Regarding The Availability Of Proxy Materials
For The Stockholders Meeting To Be Held On May 21, 2013

We are furnishing proxy materials for the Annual Meeting on the Internet in addition to mailing paper copies of the materials to each stockholder of record on the Record Date.  This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 are available at: www.handyharman.com/2013annual.php.

VOTING INSTRUCTIONS FOR HOLDERS OF COMMON STOCK

How to Vote

You may vote in person at the Annual Meeting or by proxy.  Our Board is asking for your proxy.  We recommend that you vote by proxy even if you plan to attend the Annual Meeting.  Giving us your proxy means you authorize us to vote your shares at the Annual Meeting in the manner you direct.  You may also vote for or against the proposal or abstain from voting.  You can always change your vote at the Annual Meeting.  Proxy cards must be received by us before voting begins at the Annual Meeting.

A form of proxy is enclosed that designates persons named therein as proxies to vote shares at the Annual Meeting.  Each proxy in that form that is properly signed and received prior to the Annual Meeting will be voted as specified in the proxy or, if not specified, they will be voted in accordance with the Board's recommendations.

You may receive more than one proxy or voting card depending on how you hold your shares.  If you hold shares through someone else, such as a stockbroker, you may get materials from them asking how you want to vote.  The latest proxy we receive from you will determine how we will vote your shares.

At the time that this Proxy Statement was mailed to stockholders, neither the Board nor management was aware of any matter other than the matters described above to be presented for action by stockholders at the Annual Meeting.  If other matters are properly brought before the Annual Meeting or any adjournment thereof, it is intended that the shares represented by proxies will be voted with respect to those matters in accordance with the best judgment of the persons acting under the proxies.

Revoking a Proxy

Any stockholder who returns a proxy on the enclosed form has the right to revoke that proxy at any time before it is voted.  Any stockholder who submitted a proxy by mail may change his vote or revoke his proxy by (a) filing with the Secretary of the Company a written notice of revocation, (b) timely delivering a valid, later-dated proxy or (c) voting in person at the Annual Meeting.

Quorum

In order to act on the proposals described herein, we must have a quorum of shares of Common Stock.  The presence in person or by properly executed proxy of at least a majority of the outstanding shares of Common Stock eligible to vote is necessary to constitute a quorum at the Annual Meeting.  Shares that the Company owns are not voted and do not count for this purpose.  The votes of stockholders present in person or represented by proxy at the Annual Meeting will be tabulated by inspectors of election appointed by the Company.

Required Votes

For Proposal No. 1, the director nominees receiving a plurality of the votes cast during the Annual Meeting will be elected to fill the seats of our Board.  The affirmative vote of a majority of the total votes cast, in person or by proxy, on the proposal is required to approve Proposal No. 2, to approve the advisory resolution regarding the compensation of the Company's named executive officers, Proposal No. 4, to approve an amendment to the 2007 Plan, and Proposal No. 5, to ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm.  For Proposal No. 3, the option receiving the most votes will be the option that has been selected by the stockholders as to the advisory vote on the frequency at which the Company should include an advisory vote regarding the compensation of the Company's named executive officers in its proxy statement.

Treatment and Effect of Abstentions and “Broker Non-Votes”

A broker “non-vote” occurs when a nominee holding shares of Common Stock for the beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.  Brokers that do not receive instructions from the beneficial owners of shares of Common Stock being voted are not entitled to vote on Proposals No. 1, 2, 3 or 4, but may vote on Proposal No. 5, to ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm.  Broker “non-votes” and the shares of Common Stock as to which a stockholder abstains are included for purposes of determining whether a quorum of shares of Common Stock is present at a meeting.  An abstention or broker “non-vote” will not be considered a vote cast.  Accordingly, abstentions or broker “non-votes” will not be included in the tabulation of the voting results and will have no effect on the approval of any proposal at the Annual Meeting.

No Right of Appraisal

Neither Delaware law, the Company's Certificate of Incorporation nor its bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals to be voted upon at the Annual Meeting.  Accordingly, the Company's stockholders will have no right to dissent and obtain payment for their shares.

Cost of Solicitation

The cost of soliciting the proxies to which this Proxy Statement relates will be borne by the Company.  In addition, the Company has engaged MacKenzie Partners, Inc. (“MacKenzie”), to act as its proxy solicitation agent.  MacKenzie will be paid a fee of $6,500 and will be reimbursed for disbursements made on the Company's behalf.  You may obtain information from MacKenzie as follows: 105 Madison Avenue, New York, NY 10016; please call (212) 929-5500 (call collect) or call toll-free (800) 322-2885.  In following up the original solicitation of proxies by mail, the Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send soliciting material to the beneficial owners of capital stock and will, upon request, reimburse them for their expenses.  In addition to solicitation by mail, and without additional compensation therefor, proxies may be solicited in person or by telephone, facsimile or telegram by officers and regular employees of the Company and its subsidiaries.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Our Board has a single class of directors, with each director serving a one-year term.  Directors elected at the Annual Meeting will serve until the 2014 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

Information with Respect to Director Nominees

Set forth below are the names and ages of the Company's directors and their principal occupations at present and for the past five years.  There are, to the knowledge of the Company, no agreements or understandings by which these individuals were so selected.  No family relationships exist between any directors or executive officers, as such term is defined in Item 402 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Board has adopted independence standards for directors that conform to the standards required by the NASDAQ Stock Market (“NASDAQ”) for listed companies.  Based on the Company's director independence standards, the Board has affirmatively determined that Robert Frankfurt, Garen W. Smith and Patrick A. DeMarco are independent.

Name	Age	All Offices with the Company	Director Since
Warren G. Lichtenstein	47	Chairman of the Board	2005
Glen M. Kassan	69	Vice Chairman	2005
Jack L. Howard	51	Vice Chairman	2005
Patrick A. DeMarco*	48	Director	2012
Robert Frankfurt*	47	Director	2008
John H. McNamara, Jr.	49	Director	2008
Garen W. Smith*	70	Director	2002
Jeffrey A. Svoboda	61	Director, Senior Vice President of HNH and President and Chief Executive Officer of Handy & Harman Group Ltd. (“HNH Group”)	2011
_______________
*           Member of the Compensation Committee, Nominating Committee, and Audit Committee.

Business Background and Qualifications of Directors Nominees

We believe that the collective skills, professional experiences and qualifications of our directors provide our Board with the expertise and experience necessary to advance the interests of our stockholders.  While the Nominating Committee of our Board does not have any specific, minimum qualifications that must be met by each of our directors, it uses a variety of criteria to evaluate the qualifications and skills necessary for each member of the Board.  In addition to the individual attributes of each of our current directors described below, we believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards.  They should have broad experience at the policy-making level in business, exhibit commitment to enhancing stockholder value, and have sufficient time to carry out their duties, and to provide insight and practical wisdom based on their past experience.

 The following is a summary of the business background and experience of each of the persons named above:

Warren G. Lichtenstein.  Chairman of the Board.

Warren G. Lichtenstein, age 47, has served as the Chairman of the Board of the Company since July 2005.  Mr. Lichtenstein served from July 15, 2009 to February 26, 2013, at which time he became Executive Chairman, as the Chairman of the Board and Chief Executive Officer of the general partner of Steel Partners Holdings L.P. (“Steel Holdings”), a global diversified holding company that owns and operates businesses and has significant interests in leading companies in a variety of industries, including diversified industrial products, energy, defense, banking, insurance, and food products and services.  He is the Chairman and Chief Executive Officer of SP General Services LLC.  He is also the Chairman and Chief Executive Officer of Steel Partners LLC (“Steel Partners”), a subsidiary of Steel Holdings, and has been associated with Steel Partners and its affiliates since 1990.  He is a Co-Founder of Steel Partners Japan Strategic Fund (Offshore), L.P., a private investment partnership investing in Japan, and Steel Partners China Access I LP, a private equity partnership investing in China.  He also co-founded Steel Partners II, L.P. (“SPII”), a private investment partnership that is now a wholly-owned subsidiary of Steel Holdings, in 1993.  Mr. Lichtenstein has served as a director of GenCorp Inc., a NYSE-listed manufacturer of aerospace and defense products and systems with a real estate business segment, since March 2008.  He has served as a director of SL Industries, Inc. (“SLI”), a company that designs, manufactures and markets power electronics, motion control, power protection, power quality electromagnetic and specialized communication equipment that is listed on NYSE Amex, since March 2010.  Since March 2013 he has served as Chairman of ModusLink Global Solutions, Inc. ("ModusLink"), a NASDAQ company providing customized supply chain management services to the world's leading high technology companies.  He previously served as a director (formerly Chairman of the Board) of SLI from January 2002 to May 2008 and served as Chief Executive Officer from February 2002 to August 2005.  He has served as a director (currently Chairman of the Board) of Steel Excel Inc. (“Steel Excel”), a company whose business currently consists of a sports-related segment and an oilfield services segment, since October 2010.  Mr. Lichtenstein served as the Chairman of the Board, President and Chief Executive Officer of SP Acquisition Holdings, Inc. (“SPAH”), a company formed for the purpose of acquiring one or more businesses or assets, from February 2007 until October 2009.  He served as a director of WebFinancial Corporation, a predecessor entity of Steel Holdings, from 1996 to June 2005, as Chairman and Chief Executive Officer from December 1997 to June 2005 and as President from December 1997 to December 2003.  From May 2001 to November 2007, Mr. Lichtenstein served as a director (formerly Chairman of the Board) of United Industrial Corporation (“United Industrial”), a company principally focused on the design, production and support of defense systems, which was acquired by Textron Inc.  He served as a director of KT&G Corporation, South Korea's largest tobacco company, from March 2006 to March 2008.  Mr. Lichtenstein served as a director of the NASDAQ-listed Layne Christensen Company, a provider of products and services for the water, mineral, construction and energy markets, from January 2004 to October 2006.  We believe Mr. Lichtenstein is qualified to serve as Chairman of the Board due to his expertise in corporate finance, record of success in managing private investment funds and his related service as a director of, and advisor to, a diverse group of public companies, including other companies having attributes similar to the Company.

Jack L. Howard.  Vice Chairman.

Jack L. Howard, age 51, has been Vice Chairman of the Board since March 2012 and principal executive officer since January 2013, and has served as a director of the Company since July 2005.  He has been a registered principal of Mutual Securities, Inc., a FINRA registered broker-dealer, since 1989.  Mr. Howard has served as the President of Steel Partners Holdings GP Inc. (“SP Holdings GP”), the general partner of Steel Holdings, since July 15, 2009 and as a member of the Board of Directors of SP Holdings GP since October 18, 2011.  He also served as SP Holdings GP's Assistant Secretary from July 15, 2009 until September 19, 2011 and as its Secretary from September 19, 2011 until January 2012.  He is the President of SPG.  He is also the President of Steel Partners and has been associated with Steel Partners and its affiliates since 1993.  Mr. Howard co-founded SPII in 1993.  He has been a director of Steel Excel since December 2007.  Mr. Howard has also served as a director of DGT Holdings Corp. (“DGT”), currently a real estate company with plans to redeploy its working capital and maximize the potential tax benefits of its federal tax loss carryforwards, since September 2011.  Mr. Howard served as Chairman of the Board of a predecessor entity of Steel Holdings from June 2005 to December 2008, as a director from 1996 to December 2008 and its Vice President from 1997 to December 2008.  From 1997 to May 2000, he also served as Secretary, Treasurer and Chief Financial Officer of Steel Holdings' predecessor entity.  Mr. Howard served as a director of SPAH from February 2007 until June 2007, and was Vice-Chairman from February 2007 until August 2007.  He also served as Chief Operating Officer and Secretary of SPAH from June 2007 and February 2007, respectively, until October 2009.  He currently holds the securities licenses of Series 7, Series 24, Series 55 and Series 63.  We believe Mr. Howard is qualified to serve as Vice Chairman of the Board due to his financial expertise and record of success as a director, chairman and top-level executive officer of numerous public companies.

Glen M. Kassan.  Vice Chairman.

Glen M. Kassan, age 69, has served as a director of the Company since July 2005 and as the Company's Vice Chairman of the Board since October 2005.  He served as the Company's Chief Executive Officer from October 2005 until December 2012.  He is a Managing Director and operating partner of Steel Partners and has been associated with Steel Partners and its affiliates since August 1999.  He served as the Vice President, Chief Financial Officer and Secretary of a predecessor entity of Steel Holdings from June 2000 to April 2007.  He has served as a director of SLI since January 2002 and its Chairman of the Board since May 2008.  He previously served as SLI's Vice Chairman of the Board from August 2005 to May 2008, its President from February 2002 to August 2005, its interim Chief Executive Officer from June 14, 2010 to June 29, 2010 and its interim Chief Financial Officer from June 14, 2010 to August 30, 2010.  Since March 2013 he has served as a director of ModusLink.  He was a director of United Industrial from October 2002 to November 2007.  We believe Mr. Kassan is qualified to serve as Vice Chairman of the Board due to his years of experience and record of success in leadership positions in other manufacturing, industrial and other public companies having attributes similar to the Company as well as the expertise he possesses in capital markets and corporate finance.

Robert Frankfurt.  Director.

Robert Frankfurt, age 47, has been a director of the Company since November 2008.  Mr. Frankfurt is the founder of Myca Partners, Inc., an investment advisory services firm, and has served as its President since November 2006.  From February 2005 through December 2005, Mr. Frankfurt served as the Vice President of Sandell Asset Management Corp., a privately owned hedge fund.  From October 2002 through January 2005, Mr. Frankfurt was a private investor.  Mr. Frankfurt has been a director of Peerless Systems Corp., a public company that licenses and sells imaging and networking technologies and components to the digital document markets, since November 2010.  Mr. Frankfurt has been a director of Mercury Payment Systems, Inc., a private company that provides integrated transaction processing, since October 2010.  Mr. Frankfurt graduated from the Wharton School of Business at the University of Pennsylvania with a B.S. in Economics and received an M.B.A. from the Anderson Graduate School of Management at University of California at Los Angeles.  We believe Mr. Frankfurt is qualified to serve as a member of the Board due to his years of experience with private investing and investment advising and his post-graduate education, which provide him with comprehensive financial and accounting expertise.

John H. McNamara, Jr.  Director.

John H. McNamara, Jr., age 49, has served as a director of the Company since February 2008.  He is a Managing Director and investment professional of Steel Partners and has been associated with Steel Partners and its affiliates since May 2006.  He has also served as a director of Fox & Hound Restaurant Group, an owner and operator of entertainment restaurants, since April 2008.  Mr. McNamara has served as Chairman of the Board of Directors of WebBank, a Utah chartered industrial bank that is a wholly-owned subsidiary of Steel Holdings, since May 2009.  Mr. McNamara served as a director of SLI from May 2008 until June 2011.  Mr. McNamara also served as a director of a predecessor entity of Steel Holdings from April 2008 to December 2008, and was its Chief Executive Officer from June 2008 to December 2008.  Prior to working at Steel Partners, Mr. McNamara was a Managing Director and Partner at Imperial Capital LLC, an investment banking firm, which he joined in 1995.  As a member of its Corporate Finance Group he provided advisory services for middle market companies in the areas of mergers and acquisitions, restructurings and financings.  Mr. McNamara began his career at Bay Banks, Inc., a commercial bank, where he served in lending and work-out capacities.  We believe Mr. McNamara is qualified to serve as a member of the Board due to his record of success in leadership positions in other public companies and extensive expertise in corporate finance, particularly in the areas of mergers and acquisitions, restructuring and refinancing.

Garen W. Smith.  Director.

Garen W. Smith, age 70, has served as a director of the Company since 2002.  Mr. Smith is Vice President, Secretary and Treasurer of New Abundance Corp., a business consulting company.  Mr. Smith served as Vice President, Secretary and Treasurer of Abundance Corp., a consulting company that provided services to the Company, from 2002 to February 2005.  In addition, he was President and Chief Executive Officer of Unimast Incorporated (“Unimast”) from 1991 to 2002.  Mr. Smith has served as a director of Phillips Manufacturing Company since November 2006.  Mr. Smith also serves on the advisory board of Steel Warehouse Company, Inc.  Mr. Smith is also currently the President of Grove Park Associates, a small, regional residential developer.  Mr. Smith received his Bachelor of Science degree in Civil Engineering from Penn State University in 1964 and his Masters of Engineering degree (Civil Engineering) from Penn State University in 1966.  We believe Mr. Smith is qualified to serve as a member of the Board due to his years of experience and record of success in leadership positions in other manufacturing and industrial companies having attributes similar to the Company.

Jeffrey A. Svoboda.  Director.

Mr. Svoboda, age 61, has served as a director of the Company since June 2011 and has been President and Chief Executive Officer of HNH Group, since August 2011, and President of Handy & Harman (“H&H”), since January 2008, and of Bairnco Corporation (“Bairnco”), since January 2009.  Mr. Svoboda has also served as a Senior Vice President of the Company since March 2009.  Mr. Svoboda has previously served as a Group Executive and Corporate Vice President of Danaher Corporation from 2001 through 2007.  From 1998 through 2001, he was with Fortune Brands as President of Moen Incorporated.  Prior positions included Vice President of Manufacturing and Distribution for Black & Decker, General Manager of International Marketing and Sales for General Electric Appliances, and President of Electro Componentes de Mexico, an affiliate of General Electric.  We believe Mr. Svoboda is qualified to serve as a member of the Board due to his familiarity with the Company and its operations and his experience with other manufacturing and industrial companies having attributes similar to the Company.

Patrick A. DeMarco. Director.

Mr. DeMarco, age 48, has served as a director of the Company since 2012.  Mr. DeMarco has been President of Risken Software Services, a provider of enterprise level technology solutions to automotive dealerships, since 2006.  From 2002 to 2006 he was Executive Director, Client Solutions for J.D. Power & Associates, a global marketing information services company operating in key business sectors across a variety of industries; from 2000 to 2002 he was Vice President of Sales and Business Development for Blue Falcon Networks (now known as Akimbo Systems), a leader in distributed networking technologies and provider of cost-effective streaming media delivery solutions; and from 1999 to 2000 he was a co-founder of MValue.com, which offered a privacy protection application for internet shoppers. From 1997 to 2000 he was a brand manager at Nissan North America, responsible for the Nissan Pathfinder and Frontier Crew Cab brands, and from 1991 to 1997 Mr. DeMarco held various positions at Ford Motor Company.  He received a M.B.A. from the University of Miami (Ohio).  We believe Mr. DeMarco is qualified to serve as a member of the Board due to his experience and success in key roles across a variety of industries, including with other manufacturing companies having attributes similar to the Company.

Board Committees and Meetings

The Board met on six occasions during the year ended December 31, 2012 and acted by written consent on two occasions.  Each of the directors attended at least 75% of (i) the total number of meetings of the Board, and (ii) the total number of meetings held by all committees of the Board on which he served.  All members of the Board then serving as directors attended the 2012 annual meeting of the Company's stockholders.  Our policy is that our Board members are expected to attend each Annual Meeting.

There are three principal committees of the Board: the Audit Committee, Nominating Committee and the Compensation Committee.

Audit Committee

The Company has a separately standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.  The Audit Committee has a charter, a current copy of which is available on the Company's website, www.handyharman.com.  The members of the Audit Committee currently are Robert Frankfurt, Garen W. Smith and Patrick A. DeMarco.  Each of Messrs. Frankfurt, Smith and DeMarco are non-employee members of the Board.  After reviewing the qualifications of the current members of the Audit Committee, and any relationships they may have with the Company that might affect their independence from the Company, the Board has determined that (1) all current Audit Committee members are “independent” as that concept is defined in Section 10A of the Exchange Act, (2) all current Audit Committee members are financially literate, and (3) Mr. Frankfurt has qualified as an “audit committee financial expert” under the applicable rules promulgated pursuant to the Exchange Act.  The Audit Committee met six times during the fiscal year ended December 31, 2012.

Compensation Committee

The Company has a separately standing Compensation Committee.  The Compensation Committee has a charter, a current copy of which is available on the Company's website, www.handyharman.com.  The current members of the Compensation Committee are Robert Frankfurt, Garen W. Smith and Patrick A. DeMarco.  Each of Messrs. Frankfurt, Smith and DeMarco are non-employee members of the Board.  The Compensation Committee reviews compensation arrangements and personnel matters.  The Compensation Committee also has the authority to obtain independent advice and assistance from internal or external legal, accounting and other advisors, at the Company's expense. The Compensation Committee assesses the independence and any potential conflicts of interest of compensation advisors in accordance with applicable law and NASDAQ listing standards.  The Compensation Committee charter provides that the Compensation Committee may delegate certain duties to a consultant and/or advisor.  The Compensation Committee met five times during the fiscal year ended December 31, 2012.

Nominating Committee

The Company has a separately standing Nominating Committee.  The Nominating Committee has a charter, a current copy of which is available on the Company's website, www.handyharman.com.  The current members of the Nominating Committee are Robert Frankfurt, Garen W. Smith and Patrick A. DeMarco.  Each of Messrs. Frankfurt, Smith and DeMarco are non-employee members of the Board.  The Nominating Committee evaluates and selects, or recommends to the full Board for their selection, nominees for directors.  The Nominating Committee Charter provides that the Nominating Committee may delegate certain duties to a consultant and/or advisor.  The Nominating Committee met one time during the fiscal year ended December 31, 2012.

Director Independence

In assessing the independence of our directors, our Board has reviewed and analyzed the standards for independence required under the NASDAQ Listing Rules, including NASDAQ Listing Rule 5605(a)(2), and applicable regulations adopted by the Securities and Exchange Commission (“SEC”).  Under the applicable NASDAQ Listing Rules, we have been considered a “controlled company” since May 2010, as more than 50% of our voting power is held by SPH Group Holdings LLC (“SPHG Holdings”).  As a controlled company, among other things, we are exempt from the requirement under the NASDAQ Listing Rules that we have a majority of independent directors.

After reviewing any material relationships that any of our directors may have with the Company that could compromise his ability to exercise independent judgment in carrying out his responsibilities, our Board has determined that Robert Frankfurt, Garen W. Smith and Patrick A. DeMarco, representing three of our eight current directors, are “independent directors” as defined under the NASDAQ Listing Rules.  Consequently, all of the members of our Audit Committee, Compensation Committee and Nominating Committee, which are comprised of Messrs. Frankfurt, Smith and DeMarco, are independent under the NASDAQ definition of “independence.”

Nominating Process

The Nominating Committee of the Board, which is comprised solely of independent directors, selects, or recommends for the full Board's selection, all director nominees.

The Nominating Committee identifies director candidates through recommendations made by Board members, management, stockholders and others.  At a minimum, a nominee to the Board should have significant management or leadership experience which is relevant to the Company's business, as well as personal and professional integrity.  Recommendations are developed based on the nominee's knowledge and experience in a variety of fields, as well as research conducted by the Company's staff and outside consultants at the Nominating Committee's direction.

Any stockholder recommendation should be directed to Handy & Harman Ltd., 1133 Westchester Avenue, Suite N222, White Plains, NY 10604, attention Corporate Secretary, and should include the candidate's name, business contact information, detailed biographical data, relevant qualifications for Board membership, information regarding any relationships between the candidate and the Company within the last three years and a written indication by the recommended candidate of his/her willingness to serve.  Stockholder recommendations must also comply with the notice provisions contained in the Company's bylaws in order to be considered (current copies of the Company's bylaws are available at no charge in the Company's public filings with the SEC or from the Secretary of the Company).

In determining whether to nominate a candidate, whether from an internally generated or stockholder recommendation, the Nominating Committee will consider the current composition and capabilities of serving Board members, as well as additional capabilities considered necessary or desirable in light of existing and future Company needs.  The Nominating Committee also exercises its independent business judgment and discretion in evaluating the suitability of any recommended candidate for nomination.  While neither the Board nor the Nominating Committee has adopted a formal policy with regard to the consideration of diversity when evaluating candidates for election to the Board, it is the Company's goal to have a balanced Board, with members whose skills, background and experience are complimentary and, together, cover the variety of areas that impact the Company's business.  The Nominating Committee recommended the nomination of the entire slate of directors to be voted upon at this year's Annual Meeting.

Procedures for Contacting Directors

The Company has adopted a procedure by which stockholders may send communications, as defined within Item 407(f) of Regulation S-K, to one or more directors by writing to such director(s) or to the entire Board, care of the Corporate Secretary, Handy & Harman Ltd., 1133 Westchester Avenue, Suite N222, White Plains, NY 10604.  Any such communications will be promptly distributed by the Secretary to such individual director(s) or to all directors if addressed to the entire Board.

The Board's Leadership Structure

Since July 2005, Warren Lichtenstein has held the position of Chairman of the Board and Jack Howard has held the position of Vice Chairman since March 2012.  Glen Kassan has held the positions of Vice Chairman of the Company since October 2005 and served as Chief Executive Officer from October 2005 until December 2012.  Mr. Howard has served as the Company's principal executive officer since Mr. Kassan's resignation as Chief Executive Officer of the Company.  This arrangement allows our Chairman to lead the Board and to be the Company's principal spokesman with regards to the investment and financial communities while the principal executive officer of the Company has focused primarily on managing the daily operations of the Company.  The separation of duties provides strong leadership for the Board while allowing the principal executive officer to be the leader of the Company for customers, employees and stockholders.  We do not have a Lead Independent Director.  Rather, the Company's three independent directors, who are the sole members of the Audit, Compensation and Nominating Committees, provide strong independent leadership for each of those three committees.  The three independent directors meet in executive session from time to time, as deemed appropriate in their discretion, in their various capacities, and as the Audit Committee, the three independent directors meet in executive sessions with our outside auditors on a regular basis.

The Board's Role in Risk Oversight

The Board is actively involved in overseeing the Company's risk management processes.  The Board focuses on the Company's general risk management strategy and ensures that appropriate risk mitigation strategies are implemented by management.  Further, operational and strategic presentations by management to the Board include consideration of the challenges and risks of the Company's businesses, and the Board and management actively engage in discussion on these topics.  Pursuant to a formal Approval Authorization policy, the Board is also informed of particular risk management matters in connection with its general oversight and approval of corporate matters.

In addition, each of the Board's committees considers risk within its area of responsibility.  For example, the Audit Committee provides oversight to legal and compliance matters and assesses the adequacy of the Company's risk-related internal controls.  The Compensation Committee considers risk and structures our executive compensation programs to provide incentives to appropriately reward executives for growth without undue risk taking.

The Company's management is responsible for day-to-day risk management.  The Company's Treasury and Internal Audit areas serve as the primary monitoring and testing function for company-wide policies and procedures and manage day-to-day oversight of risk management strategy for the Company's ongoing businesses.

Code of Ethics

The Company has adopted a code of conduct that applies to all of its directors, officers and employees and has adopted and made applicable to all employees of the Company the Steel Partners Holdings Code of Business Conduct and Ethics (the “Code of Conduct”).  The Code of Conduct is reasonably designed to deter wrongdoing and to promote:  (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) full, fair, accurate, timely and understandable disclosure in reports and documents filed with, or submitted to, the SEC and in other public communications made by the Company, (iii) compliance with applicable governmental laws, rules and regulations, (iv) the prompt internal reporting of violations of the Codes of Conduct to appropriate persons identified in the Code of Conduct, and (v) accountability for adherence to the Code of Conduct. The Code of Conduct is available on the Company's website at www.handyharman.com.  Amendments to the Code of Conduct and any grant of a waiver from a provision of the Code of Conduct requiring disclosure under applicable SEC rules will be disclosed on the Company's website at www.handyharman.com.  The Company has implemented a web-based method for anonymous reporting of concerns at www.handyharman.ethicspoint.com.

Information with Respect to Executive Officers

As of the date hereof, the executive officers of the Company who are not also directors are as follows:

Name	Age	All Offices with the Company	Officer Since
James F. McCabe, Jr.	50	Chief Financial Officer, Senior Vice President	2007
Leonard J. McGill	55	Senior Vice President, Chief Legal Officer & Assistant Secretary	2012

Business Background of Executive Officers

James F. McCabe, Jr.  Chief Financial Officer and Senior Vice President.

James F. McCabe, Jr., age 50, has been Senior Vice President of the Company and H&H since March 2007, and Chief Financial Officer of the Company since August 2008, and holds similar positions in substantially all of the Company's subsidiaries.  In addition, since October 2011, Mr. McCabe has served as the Chief Financial Officer of the general partner of Steel Holdings and as an officer of certain of its affiliates, and President of SP Corporate Services LLC, a subsidiary of Steel Holdings, since January 2012.  See “Certain Relationships and Related Transactions” below.  From July 2004 to February 2007, Mr. McCabe served as Vice President of Finance and Treasurer, Northeast Region, of American Water Works Company, a public water utility.  From August 1991 to September 2003, he was with Teleflex Incorporated, a NYSE-listed diversified global industrial company, where he served in senior management positions including President of Teleflex Aerospace, President of Sermatech International, Chief Operating Officer of Sermatech International, President of Airfoil Technologies International and Chief Financial Officer of Teleflex Aerospace.

Leonard J. McGill   Senior Vice President, Chief Legal Officer & Assistant Secretary.

Leonard J. McGill, age 55, was appointed Senior Vice President, Chief Legal Officer and Assistant Secretary of the Company in January 2012.  Mr. McGill has also served as Vice President and General Counsel of DGT since August 2012 and of Steel Excel since June 2012.  Mr. McGill joined Steel Partners in November 2011 and has been the Senior Vice President, General Counsel and Secretary of the general partner of Steel Holdings since January 2012.  From May 2010 to October 2011, Mr. McGill was Senior Vice President, Secretary and General Counsel of Ameron International Corporation (“Ameron”), a multinational manufacturer of highly-engineered products and materials for the chemical, industrial, energy, transportation and infrastructure markets that was traded on the NYSE until it was sold in October 2012.  Prior to joining Ameron, Mr. McGill served as Senior Vice President, General Counsel and Secretary of Fleetwood Enterprises, Inc. (“Fleetwood”), a producer and distributor of recreational vehicles and manufactured housing, until April 2010.  Fleetwood filed for Chapter 11 bankruptcy protection in May 2009.  Prior to joining Fleetwood, Mr. McGill was of counsel to the international law firm of Gibson Dunn & Crutcher LLP.  He is a graduate of the Georgetown University Law Center.

Our executive officers are appointed by our Board and serve until their successors have been duly elected and qualified.  There are no family relationships among any of our directors or executive officers.

Executive Compensation

Compensation Discussion and Analysis

Overview

The following discussion of the Company's compensation practices and philosophies and compensation earned relates to the following type of executive officers of the Company: (i) individuals who served as, or acted in the capacity of, the Company's principal executive officer for the fiscal year ended December 31, 2012, (ii) individuals who served as, or acted in the capacity of, the Company's principal financial officer for the fiscal year ended December 31, 2012; and (ii) the Company's three most highly compensated executive officers, other than the Company's principal executive officer and principal financial officer, who were serving as executive officers at the end of the fiscal year ended December 31, 2012 of which there was one such individual.  We refer to these individuals collectively as our “named executive officers.”

In January 2012, the Company entered into a Management Services Agreement (the “Management Services Agreement”) with SP Corporate Services, LLC (“SP Corporate”). Pursuant to the Management Services Agreement, SP Corporate agreed to provide the Company with the services of certain executive officers as well as certain other employees and corporate services.  Since January 1, 2012, all of the Company's named executive officers, other than Jeffrey A. Svoboda, have served as officers of the Company pursuant to the Management Services Agreement.  During the term of the Management Services Agreement, the Company is not responsible for compensating or providing applicable employment benefits to any officers or other personnel provided thereunder.  See “Certain Relationships and Related Transactions” below.

The terms and conditions of Mr. Svoboda's service as Senior Vice President of the Company and President and Chief Executive Officer of HNH Group are governed by an employment agreement between Mr. Svoboda and the Company.  Mr. Svoboda's total compensation, including his base salary, is reviewed and approved annually by the Compensation Committee.

Accordingly, the discussion that follows in this Compensation Discussion and Analysis relates only to the compensation policies, philosophies and decision making process for Mr. Svoboda, except with respect to certain discretionary equity compensation awards that have been made to all named executive officers, as the compensation of the Company's other named executive officers is provided by SP Corporate pursuant to the Management Services Agreement.

Compensation Philosophy

The goal of the Company's compensation program for Mr. Svoboda is to build long-term value for the Company's stockholders. In furtherance of this goal, the Compensation Committee has developed an executive compensation program designed to: (i) attract and retain a quality executive with the leadership skills, attributes and experience necessary to succeed in an enterprise with the Company's diverse product offerings and global reach; (ii) link compensation to the achievement of both Company and individual performance goals; and (iii) balance Mr. Svoboda's motivation to achieve near-term corporate goals with consistent performance over the long-term, which the Company believes best correlates with the creation of long-term stockholder value.

Elements of Executive Compensation and How Each Relates to Overall Compensation Objectives

To achieve the above objectives, the Compensation Committee has developed a compensation program that includes:
•      Base salary;
•	Cash bonuses;
•	Equity compensation; and
•	Retirement, health and other benefits.

The elements are intended to reward Mr. Svoboda for building long-term stockholder value and achieving specified annual goals for personal and company-wide performance.

Base compensation.  Base salary payable to Mr. Svoboda is reviewed and approved annually by the Compensation Committee in accordance with the terms of his employment agreement with the Company.  The payment of base salary is intended to recognize particularly the experience, skills, knowledge and responsibility required of Mr. Svoboda.

Cash bonuses.  Cash bonuses are payable to Mr. Svoboda and other members of the Company' senior management team pursuant to the terms of bonus plans adopted annually by the Compensation Committee, effective each of January 1, 2010, 2011 and 2012 (the “Bonus Plans”).  The Bonus Plans include two components.  The first component is a Short Term Incentive Plan (“STIP”) and the second component is a Long Term Incentive Plan (“LTIP”).  The structure of the Bonus Plans is designed to provide short-term incentives to participants for achieving annual targets, while also motivating and rewarding eligible participants for achieving longer term growth goals.

Equity compensation.  Equity compensation, in the form of restricted stock, is awarded from time to time to the Company's named executive officers, including the officers who serve pursuant to the Management Services Agreement, pursuant to the Company's 2007 Incentive Stock Plan (as amended, the “2007 Plan”).  The primary purpose of awarding equity compensation is to align the financial interest of all of our named executive officers with those of our stockholders. The Compensation Committee believes that awards of equity compensation achieve this goal because the named executive officers realize additional value from such awards on the same basis as our stockholders.  Moreover, because the restricted stock granted to the Company's named executive officers requires vesting, such rewards promote loyalty to the Company and recipients are further incentivized to focus on the long-term creation of value for stockholders.

Retirement; heath and other benefits.  The Company provides payments for life insurance, car allowance and 401(k) matching contributions to Mr. Svoboda pursuant to his employment agreement with the Company as an additional incentive to retain his employment.

Compensation Consultant

The Compensation Committee engaged The Hay Group to assist it in reviewing and determining appropriate, competitive compensation for Mr. Svoboda and other senior employees of the Company whose services were not being provided by the Management Services Agreement.  The Compensation Committee has engaged The Hay Group since 2006 and believes The Hay Group's familiarity with the Company and its compensation policies allows The Hay Group to provide more meaningful insights to the Compensation Committee.  The Hay Group also reviewed the design and competitiveness of the Company's non-employee director compensation program.  The Hay Group has continued to provide to the Company, at its request, benchmarking, best practices and other data relevant to our compensation programs and changes thereto. In fiscal year 2012, The Hay Group did not provide any other services to the Company.

The Compensation Committee determined that the work of The Hay Group did not raise any conflicts of interest in fiscal 2012. In making this assessment, the Compensation Committee considered the independence factors enumerated in new Rule 10C-1(b) under the Exchange Act, including the fact that The Hay Group does not provide any other services to the Company, the level of fees received from the Company as a percentage of The Hay Group's total revenue, policies and procedures employed by The Hay Group to prevent conflicts of interest, and whether the individual Hay Group advisers to the Compensation Committee own any stock of the Company or have any business or personal relationships with members of the Compensation Committee or our executive officers.

The Hay Group provides management and the Compensation Committee with external benchmarking data to establish competitive total compensation pay practices for each senior position, including Mr. Svoboda's, not provided under the Management Services Agreement. To generate this benchmarking data, The Hay Group utilizes broad market surveys of companies of our size and operating in similar geographic areas, but has not developed a specific peer group of companies that it reviews.  The Compensation Committee evaluates our executives' compensation on an annual basis and makes changes accordingly. The Committee also takes into consideration current economic conditions and the Company's financial projections, as well as The Hay Group's data, for each position being reviewed, of the 50th percentile of compensation for each such position across the companies represented in its surveys.

Although substantial portions of the Company's compensation program are performance-based, the Committee does not believe that the risks arising from the Company's compensation policies and practices for its employees are reasonably likely to have a material adverse effect on the Company. In making this determination, the Company's Vice President of Human Resources (the "VP of HR") and the Compensation Committee evaluated the risk profile of the Company's compensation programs and policies. In performing this evaluation, the VP of HR and the Compensation Committee looked at each element of compensation and the associated risks and mitigating factors for each element of compensation. Specifically, the evaluation included the mix of short-term and long-term incentive compensation, extended vesting periods for long-term equity awards, the mix of corporate and specific business unit measures used in assessing performance, the use of multiple performance review criteria, the Compensation Committee's discretion in making individual awards and caps on individual compensation awards.

Role of Executives in Establishing Compensation

Mr. Svoboda, our Chairman and Vice Chairman, other members of management (particularly the VP of HR), and Compensation Committee members regularly discuss the Company's compensation issues and the performance and retention of its named executive officers. Mr. Svoboda with the assistance of the VP of HR typically recommends to the Compensation Committee for its review, modification and approval the annual base salary, bonus and equity awards (if any) for the other members of the management team, other than for himself and for executives provided by the Management Services Agreement. The VP of HR typically presents the recommendation to the Compensation Committee for compensation for Mr. Svoboda.

Certain members of the executive management team, including Mr. Svoboda, and other employees regularly attend portions of Compensation Committee meetings in order to provide information and recommendations to the Compensation Committee as requested, although the Compensation Committee meets in executive session with only Compensation Committee members present when it deems appropriate.

Factors Considered in Determining the Amount of Each Element of Compensation

The level of Mr. Svoboda's overall compensation is reviewed by the Compensation Committee not less than annually.  The factors considered in determining Mr. Svoboda's base pay include those related both to overall performance of the Company and the individual performance of Mr. Svoboda.  In determining annual base salary levels, consideration is also given to comparable compensation data provided by The Hay Group, as described above, for individuals holding similarly responsible positions at other companies.  The determination of cash bonuses amounts is based on the achievement of certain predetermined metrics set forth in the Bonus Plans and described in more detail below in “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.”

The timing, amount and form of equity compensation awards are determined by the Compensation Committee in consultation with key officers of the Company and other members of the Company's Board of Directors.  The Compensation Committee does not have a formal policy with respect to the timing and amount of equity compensation grants.  Rather, in determining whether to approve equity compensation awards and the amount of such award, the Compensation Committee considers a number of factors, including the recipient's position, contribution to the Company's growth and profitability, length of service, prior equity-based compensation awards and shares of the Company's stock owned, as well as the overall performance of the Company.

Potential Payments Upon Termination or a Change in Control

Pursuant to the Company's employment agreement with Mr. Svoboda, the Company is required to make certain severance payments to Mr. Svoboda in the event the Company terminates Mr. Svoboda's employment agreement without cause or gives notice not to extend the term of the employment agreement.  Mr. Svoboda will also receive the severance compensation if he terminates his employment agreement due to the material diminution of duties or if the Company relocates more than 50 miles from White Plains, NY, as more specifically described in the employment agreement.  The Company believes that agreeing to such terms in its employment agreement with Mr. Svoboda is necessary to maintaining the level of trust, loyalty and commitment it believes is required to achieve the Company's long-term goals.

Summary Compensation Table

The following table sets forth all compensation awarded to, paid to or earned by the Company's named executive officers during the fiscal years ended December 31, 2010, 2011 and 2012.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	All Other Compensation ($)		Total Compensation ($)
(a)	(b)	(c)		(d)		(e)	(i)		(j)
Glen M. Kassan	2012	-	(3)	-		952,500	-		952,500
Chief Executive Officer(2)	2011	-	(4)	-		1,077,000	-		1,077,000
	2010	-	(4)	-		-	-		-
Jeffrey A. Svoboda	2012	549,000		489,727	(5)	889,000	25,044	(6)	1,952,771
Senior Vice President of	2011	537,846		378,998		753,900	24,894	(6)	1,695,638
HNH and President and Chief Executive Officer of HNH Group	2010	522,154		464,400		-	23,036	(6)	1,009,590
James F. McCabe	2012	-	(3)	55,917	(5)	199,380	-		255,297
Chief Financial Officer	2011	336,192		180,870		269,250	53,017	(7)	839,329
and Senior Vice President	2010	320,640		223,859		-	63,131	(7)	607,630
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(1)
This column represents the grant date fair value of equity awards calculated in accordance with FASB ASC Topic 718.  See Note 15 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012 for details as to the assumptions used to determine the fair value of the awards.

(2)	Mr. Kassan retired as Chief Executive Officer of the Company, effective December 31, 2012. He remains Vice Chairman of the Board.

(3)
In 2012, Glen M. Kassan and James F. McCabe, Jr. did not receive any cash compensation from the Company as their services were provided to the Company pursuant to the Management Services Agreement.  The Management Services Agreement provides that the Company will pay SP Corporate a fixed annual fee of approximately $10.98 million, subject to annual adjustment.  See “Certain Relationships and Related Transactions” below, which includes discussion of amendments to the Management Services Agreement subsequent to December 31, 2012.

(4)
In each of 2011 and 2010, in lieu of paying Mr. Kassan's annual salary, the Company was charged a management and services fee by SP Corporate in consideration for the services of Mr. Kassan and others.  Mr. Kassan is a Managing Director and operating partner of Steel Partners, an affiliate of SP Corporate. See “Certain Relationships and Related Transactions” below.

(5)	Includes bonuses of $121,568 and $55,917 earned by Mr. Svoboda and Mr. McCabe, respectively, under the Company's 2010 LTIP.

(6)	Includes payments for life insurance, car allowance, and 401(k) matching payments.

(7)	Includes payments for life insurance, car allowance, temporary living allowance, and 401(k) matching payments.

Grant of Plan-Based Awards

The following table shows all plan-based awards granted to the Company's named executive officers during the year ended December 31, 2012. For additional information regarding incentive plan awards, see “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” below.

		Estimated Possible/Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible/Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stocks	Grant Date Fair Value of Stock and
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Option Awards ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(l)
Glen M. Kassan	March 22, 2012	—	—	—	—	—	—	75,000	952,500
Jeffrey A. Svoboda		—	384,300	(1)	—	—	—	—	—
	March 22, 2012	—	—	—	—	—	—	70,000	889,000
James F. McCabe	March 22, 2012	—	—	—	—	—	—	7,000	88,900
	April 27, 2012	—	—	—	—	—	—	8,000	110,480
_______________
(1)	The maximum payout to Mr. Svoboda under the Company's 2012 STIP cannot exceed 10% of the Company's PBEBITDA, as defined below, unless otherwise approved by the Compensation Committee.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The compensation paid to the named executive officers during the fiscal years ended December 31, 2012, 2011 and 2010 included salaries and bonus and, in 2012 and 2011, equity compensation.  In addition, each named executive officer is eligible to receive contributions to his 401(k) plan under our matching contribution program.

Base Compensation.  In January 2012, the Company entered into the Management Services Agreement pursuant to which SP Corporate agreed to provide the Company with the continued services of Glen M. Kassan, as the Company's Chief Executive Officer, and James F. McCabe, Jr., as the Company's Chief Financial Officer, and certain other employees and corporate services.  In connection with the Management Services Agreement, the Company also transferred to SP Corporate the employment of 37 employees of the Company and its subsidiaries, including Mr. McCabe and certain other officers of the Company.  Currently, all of the named executive officers serve pursuant to the Management Services Agreement, other than Mr. Svoboda.  Following Mr. Kassan's retirement, in January 2013 Jack L. Howard was named Principal Executive Officer under the Management Services Agreement.  During the term of the Management Agreement, the Company is not responsible for compensating or providing applicable employment benefits to any officers or other personnel provided thereunder.  See “Certain Relationships and Related Transactions” below.

In 2012, salary and bonuses accounted for 28% and 25% of total compensation, respectively, for Mr. Svoboda.  Our other named executive officers did not receive any cash compensation from the Company in 2012, except for a bonus of $55,917 earned by Mr. McCabe under our 2010 LTIP.  In each of 2011 and 2010, salaries and bonuses accounted for 57% and 95% of total compensation, respectively, on average, for our named executive officers other than our Chief Executive Officer.  Our Chief Executive Officer did not receive an annual salary or any bonus payments in 2012, 2011 or 2010.  See “Employment Agreements.”

Bonus Plan.  Effective each of January 1, 2010, 2011 and 2012, the Compensation Committee of our Board formally adopted the 2010 Bonus Plan, 2011 Bonus Plan and 2012 Bonus Plan, respectively, to provide incentives to officers and members of management of the Company and its subsidiaries, including certain of the Company's executive officers, in the form of cash bonus payments for achieving certain performance goals established for them.  Participants in the Bonus Plans who are named executive officers of the Company were Mr. Svoboda in 2012 and Messrs. McCabe and Svoboda in 2010 and 2011.

The Bonus Plans include two components.  The first component is a STIP and the second component is a LTIP.  The structure of the Bonus Plans is designed to provide short-term incentives to participants for achieving annual targets, while also motivating and rewarding eligible participants for achieving longer term growth goals.  For Mr. Svoboda, although the entire bonus is discretionary, the target is that he could receive 100% of his base salary as a bonus, with 70% in the form of STIP and 30% in the form of LTIP.

Short Term Incentive Plan.  The Compensation Committee has established two components for the STIP, a return on invested capital (“ROIC”) component and a component based on the achievement of pre-determined individual objectives.  The ROIC component is calculated by dividing pre-bonus earnings before interest, taxes, depreciation and amortization (“PBEBITDA”) by average invested capital (“AIC”).  The component based on the achievement of individual objectives is based on personal objectives set either by the Division President, President & Chief Executive Officer of HNH Group, the CEO of HNH or the Compensation Committee of the Board for each participant.  Based on the determination of the objectives under the two components, the maximum percentage of base salary that may be earned by the participants ranges from 7% to 70%.  STIP bonuses earned under the Bonus Plans are paid annually.  No STIP bonus will be due if either component is below a predetermined threshold.

For Mr. Svoboda, of the 70% of his target bonus that is payable as STIP, 70% of that STIP is payable based on the Company meeting the ROIC target, and 30% is based on Mr. Svoboda having met his individual objectives. The ROIC target that would result in Mr. Svoboda achieving the full targeted amount of the ROIC-based component of his STIP is approximately 105% of the highest pre-bonus ROIC over the last five years.  For fiscal 2012 that number was 43.67%.  If Mr. Svoboda is deemed to have achieved less than 60% of his individual objectives, he would be due no bonus at all. If the Company achieves less than 85% of the pre-established ROIC target, he could still receive all or part of the 30% of his STIP that is based on individual objectives, but he would not be due any of the 70% of the STIP that is based on ROIC targets.

Long Term Incentive Plan.  The LTIP component of the Bonus Plans is based on a combination of the achievement of certain sales targets and ROIC targets over the three fiscal years preceding the year the LTIP bonus is paid.  The sales target is based on the combined budgeted sales for the three fiscal years preceding the year the LTIP bonus is paid.  The ROIC is calculated using total PBEBITDA for the three year cycle and the AIC for these three years.  Based on the determination of these objectives, the maximum percentage of base salary that may be earned by the participants ranges from 2% to 30%.  LTIP bonuses earned under the 2010 Bonus Plan and 2011 Bonus Plan are paid following the conclusion of the 2012 fiscal year and 2013 fiscal year, respectively.  A bonus payout under the LTIP will not be due if either the ROIC or sales component is below 80% of the respective target.

Under the Bonus Plans, the target percentage of base salary (as base salary is defined in his employment agreement) that may be earned by Mr. Svoboda is 100% and the target percentage of base salary that could be earned by Mr. McCabe in 2010 and 2011 was 75%.

Mr. Svoboda received a STIP bonus of $368,159 in 2012.  Messrs. McCabe and Svoboda received STIP bonuses of $223,859 and $464,400, respectively, in 2010 and STIP bonuses of $180,870 and $378,998, respectively, in 2011.

Effective each of March 14, 2011 and March 22, 2012, the Compensation Committee of our Board approved the grant of restricted stock awards under the 2007 Plan, to certain executive officers, including grants in 2012 of 70,000 restricted shares to Mr. Svoboda and 15,000 to Mr. McCabe and grants in 2011 of 70,000 restricted shares to Mr. Svoboda and of 25,000 restricted shares to Mr. McCabe.  These grants were made in lieu of the LTIP component of the 2012 and 2011 Bonus Plans, as applicable, for those individuals who received shares of restricted stock (including Messrs. Svoboda and McCabe). Individuals who received restricted stock awards under the 2007 Plan are not eligible for the LTIP component of the Company's 2012 and 2011 Bonus Plans, as applicable.  The restricted stock grants awarded effective March 22, 2012 vest over three years in approximately equal installments on each anniversary of the date of grant.  The restricted stock grants awarded effective March 14, 2011 vested with respect to 25% of the award upon grant and vest in equal annual installments over a three year period from the grant date with respect to the remaining 75% of the award.

In March 2011, Mr. Kassan received a grant of 100,000 shares of restricted stock under the 2007 Plan with respect to his service as a director, Vice Chairman and Chief Executive Officer of the Company.  See “Director Compensation” below.

Employment Agreements

Jeffrey A. Svoboda.  Effective January 28, 2008, Jeffrey A. Svoboda entered into an employment agreement, pursuant to which Mr. Svoboda agreed to become the President and Chief Executive Officer of H&H.  Mr. Svoboda was also appointed by the Board to serve as the President and Chief Executive Officer of Bairnco, effective January 2009, and as a Senior Vice President of the Company, effective March 2009, and President and Chief Executive Officer of HNH Group, effective August 2011.  His employment agreement provides for an initial two-year term, which automatically extends for successive one-year periods unless earlier terminated pursuant to its terms.  The employment agreement also provides to Mr. Svoboda, among other things, (i) an annual salary of $500,000, (ii) an annual bonus with a target of 100% of base salary under the Company's STIP and LTIP (as base salary is defined in his employment agreement); (iii) a grant of 100,000 options to purchase shares of the Company's common stock pursuant to the terms and conditions of the 2007 Plan at an exercise price equal to $9.00; and (iv) other benefits.  As discussed above, effective November 24, 2008, the outstanding option to purchase shares of the Company's common stock granted pursuant to Mr. Svoboda's employment agreement was adjusted pursuant to the 2007 Plan to reflect a 1-for-10 reverse split of the Company's common stock effected November 2008 (the “Reverse Stock Split”) by reducing the number of shares issuable thereunder to 10,000 and by increasing the exercise price of such option to $90.00 per share.  Effective January 4, 2009, we amended our employment agreement with Mr. Svoboda to permit the reduction of the annual salary payable thereunder by 5% in accordance with the company-wide salary reductions.  Certain technical amendments were also made to Mr. Svoboda's employment agreement, effective January 1, 2009, for the purpose of bringing the severance payment provisions of the employment agreement into compliance with the applicable provisions of Section 409A of the Internal Revenue Code and the regulations and interpretive guidance issued thereunder (“Section 409A”).

See “Potential Payments upon Termination or Change in Control” for further discussion on termination, retirement and change in control provisions of the employment agreements.

James F. McCabe, Jr.  Mr. McCabe's former employment agreement with the Company was assigned to SP Corporate Services LLC effective January 1, 2012.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning unexercised options and unvested shares of restricted stock held by each named executive officers as of December 31, 2012.  The market values of the restricted stock reported in this table are calculated based on the closing market price of the Company's common stock on the NASDAQ Capital Market on December 31, 2012, which was $15.07 per share.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
(a)	(b)	(e)	(f)	(g)	(h)
Glen M. Kassan	-	-	-	75,000(1)	1,130,250
Jeffrey A. Svoboda	10,000	90	January 28, 2016	-	-
	-	-	-	35,000(2)	527,450
	-	-	-	70,000(3)	1,054,900
James F. McCabe, Jr.	5,000	90	July 6, 2015	-	-
	-	-	-	12,500(2)	188,375
	-	-	-	7,000(3)	105,490
	-	-	-	8,000(4)	120,560
_____________
(1)	Restricted shares granted as of March 22, 2012, which vested on March 22, 2013.
(2)	Restricted shares granted as of March 14, 2011, which vest in equal installments on each of March 14, 2013 and 2014.
(3)	Restricted shares granted as of March 22, 2012, which vest in approximately equal installments on each of March 22, 2013, 2014 and 2015.
(4)	Restricted shares granted April 27, 2012, which vest in approximately equal installments on each of April 27, 2013, 2014 and 2015.

Option Exercises and Stock Vested

The following table sets forth information regarding the vesting of restricted stock awards held by each of the named executive officers during the year ended December 31, 2012, on an aggregate basis.  The value realized on the vesting of restricted stock awards is calculated based on the closing market price of the Company's common stock as reported on the NASDAQ Capital Market on the applicable vesting dates of the restricted stock awards.

Name	Stock awards
	Number of shares acquired on vesting (#)	Value realized on vesting ($)
(a)	(d)	(e)
Glen M. Kassan	100,000	1,160,000
Jeffrey A. Svoboda	17,500	203,000
James F. McCabe	6,250	72,500

Potential Payments Upon Termination or a Change in Control

Jeffrey A. Svoboda.  In the event that the Company terminates Mr. Svoboda's employment agreement without cause or gives notice not to extend the term of the employment agreement, the Company will pay to Mr. Svoboda, as aggregate compensation, (i) a lump-sum cash payment equal to the greater of the balance of his base salary due for the remaining term of his contract (as base salary is defined in his employment agreement) or one (1) year of the greater of his then current annual base salary or of his base salary as of December 31, 2008, (ii) the continuation of certain health-related benefits and (iii) a bonus payment equal to the cash portion of the most recent bonus paid to Mr. Svoboda.  Mr. Svoboda will also receive the same compensation set forth in the preceding sentence if he terminates the employment agreement due to the material diminution of duties or H&H relocates more than 50 miles from White Plains, NY, as more specifically described in the employment agreement.

Risk Assessment of the Company's Compensation Policies

The Company's compensation programs are discretionary, balanced and focused on the long term.  Goals and objectives of the Company's compensation programs reflect a balanced mix of quantitative and qualitative performance measures to avoid excessive weight on a single performance measure.  The Company's approach to compensation practices and policies applicable to employees throughout the Company is consistent with that followed for its executives and, accordingly, the Company believes that its compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Director Compensation

The following table sets forth information with respect to compensation earned by or awarded to each director who served on the Board during the year ended December 31, 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(g)	(h)
Patrick A. DeMarco(2)	47,149	42,900	-	90,049
Robert Frankfurt	107,250	41,430	-	148,680
Jack L. Howard	52,000	635,000	-	687,000
Glen M. Kassan	—	952,500	-	952,500
Warren G. Lichtenstein	100,500	952,500	-	1,053,000
John H. McNamara, Jr.	52,000	317,500	-	369,500
Mitchell I. Quain(3)	56,684	41,430	-	98,114
Garen W. Smith	104,292	41,430	-	145,722(4)
Jeffrey A. Svoboda	—	889,000	-	889,000
__________________
(1)
Represents the grant date fair value of the award calculated in accordance with FASB ASC Topic 718.  See Note 15 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012 for details as to the assumptions used to determine the fair value of the awards.  As of December 31, 2012, each director of the Company held the following number of unvested shares of restricted stock granted pursuant to the 2007 Plan:

Name	Shares
Patrick A. DeMarco	3,000
Robert Frankfurt	3,000
Jack L. Howard	50,000
Glen M. Kassan	75,000
Warren G. Lichtenstein	75,000
John H. McNamara, Jr.	25,000
Garen W. Smith	3,000
Jeffrey A. Svoboda	105,000

(2)	Mr. DeMarco became a director in May 2012.
(3)	Mr. Quain retired from the Board in May 2012.
(4)
In addition, Mr. Smith and his wife also receive medical benefits pursuant to an agreement entered into as of June 19, 2002 by and between the Company, Unimast and Mr. Smith in connection with the sale by the Company of Unimast, its then wholly-owned subsidiary, and the termination of Mr. Smith's employment as President and Chief Executive Officer of Unimast.

Effective January 1, 2012, the Board adopted the following compensation schedule for non-employee directors:

Annual Retainer for Independent Directors: (1)	$60,000
Annual Retainer for Chairman:	$90,000
Board Meeting Fee:	$1,500
Annual Retainer for Audit Committee Members:	$7,500
Annual Retainer for Audit Committee Chair:	$10,000
Audit Committee Meeting Fee:	$1,000
Annual Retainer for Compensation Committee Members:	$6,000
Annual Retainer for Compensation Committee Chair:	$6,500
Compensation Committee Meeting Fee:	$1,000
Annual Retainer for Nominating Committee Members:	$5,000
Annual Retainer for Nominating Committee Chair:	$6,000
Nominating Committee Meeting Fee:	$1,000
Special Committee Meeting Fee:	$1,000
_______________
(1) The annual retainer for Messrs. Howard and McNamara is $40,000.  Mr. Kassan receives an annual retainer of $40,000, effective January 1, 2013.  No annual retainer is currently payable to Mr. Svoboda.

Effective March 22, 2012, the Compensation Committee approved the following grants of shares of restricted stock under the 2007 Plan: (a) 25,000 shares to Mr. McNamara, (b) 50,000 shares to Mr. Howard, and (c) 75,000 shares to each of Messrs. Kassan and Lichtenstein.  These restricted stock grants vested one year from the date of grant.  Effective March 22, 2012, the Compensation Committee also approved a grant of 70,000 shares of restricted stock under the 2007 Plan to Mr. Svoboda, which shares vest in three approximately equal installments on each anniversary of the date of grant.

On April 27, 2012, the Board of Directors, upon the recommendation of the Compensation Committee, approved an increase in the annual retainer for all independent directors to $60,000 per annum, effective January 1, 2012, and an increase in the annual retainer of the Chairman of the Nominating Committee to $6,000 per annum, also effective January 1, 2012, and approved the grant of 3,000 shares of restricted stock to each of the independent directors, to vest one year from the date of grant, and the grant 3,000 shares of restricted stock, with the same vesting schedule, to Mr. DeMarco on the date of the Annual Meeting if he is then elected to the Board.  Mr. DeMarco, did in fact, receive the 3,000 shares upon his election to the Board.

On July 6, 2007, the Compensation Committee of the Board of Directors adopted certain compensatory arrangements (the “Arrangements”) for each of Warren G. Lichtenstein, the Chairman of the Board of the Company and Executive Chairman of Steel Partners, the manager of SPII and Steel Holding, and Glen Kassan, as Chief Executive Officer and then Vice Chairman of the Board and Managing Director and operating partner of Steel Partners, to provide incentives for Messrs. Lichtenstein and Kassan.  The Arrangements provide, among other things, for each of Messrs. Lichtenstein and Kassan to receive a bonus equal to 10,000 multiplied by the difference of the market value of the Company's stock price and $90.00, as adjusted pursuant to the terms of the 2007 Plan to reflect the Reverse Stock Split.  The Arrangements are not based on specified targets or objectives other than the Company's stock price.  The bonus is payable immediately upon the sending of a notice by Mr. Lichtenstein or Mr. Kassan, respectively.  The Arrangements terminate July 6, 2015, to the extent not previously received or forfeited.  Effective January 1, 2009, certain technical amendments were made to the Arrangements for the purpose of bringing the Arrangements into compliance with the applicable provisions of Section 409A.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Robert Frankfurt, Garen W. Smith and Patrick A. DeMarco.  Prior to May 23, 2012, the Compensation Committee consisted of Robert Frankfurt, Garen W. Smith and Mitchell I. Quain.  None of these individuals were at any time during the fiscal year ended December 31, 2012 or at any other time one of our officers or employees.  None of our executive officers serve as a member of the Board or the Compensation Committee of any other entity which has one or more executive officers serving as a member of our Board or Compensation Committee.

Compensation Committee Report

We have reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussion, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors

Robert Frankfurt
Garen W. Smith
Patrick A. DeMarco

Limitation on Liability and Indemnification Matters

The Company's amended and restated bylaws and amended and restated certificate of incorporation provide for indemnification of its directors and officers to the fullest extent permitted by Delaware law.

Directors' and Officers' Insurance

The Company currently maintains a directors' and officers' liability insurance policy that provides its directors and officers with liability coverage relating to certain potential liabilities.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table details information regarding our existing equity compensation plans as of December 31, 2012.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	49,000	$90.00	639,560

Equity compensation plans not approved by security holders	-	-	-

Total:	49,000	$90.00	639,560

Security Ownership of Certain Beneficial Owners and Management

The following table shows the beneficial ownership of shares of our common stock as of April 23, 2013, held by:

Each person who beneficially owns 5% or more of the shares of common stock then outstanding;

                                Each of our directors and nominees for director;

                                Each of our named executive officers;

                               All of our directors and executive officers as a group.

The information in this table reflects “beneficial ownership” as defined in Rule 13d-3 of the Exchange Act.  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, if any, held by that person that were exercisable on April 23, 2013 or would be exercisable within 60 days following April 23, 2013 are considered outstanding.  Such shares, however, are not considered outstanding for the purpose of computing the percentage ownership of any other person.  To our knowledge, and unless otherwise indicated, each stockholder has sole voting power and investment power over the shares listed as beneficially owned by such stockholder, subject to community property laws where applicable.  Percentage ownership is based on 13,444,432 shares of common stock outstanding as of April 23, 2013.  Unless otherwise listed in the table below, the address of each such beneficial owner is c/o Handy & Harman Ltd., 1133 Westchester Avenue, Suite N222, White Plains, NY 10604.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage of Class
SPH Group Holdings LLC (1) 590 Madison Avenue New York, New York 10022	7,131,185	53.0%

GAMCO Investors, Inc. (2) One Corporate Center Rye, New York 10580	1,355,015	10.1%

Warren G. Lichtenstein (3)	225,000	1.7%

Robert Frankfurt (4)	9,000	*

Jack L. Howard (5)	183,642	1.4%

Glen M. Kassan (6)	200,000	1.5%

James F. McCabe, Jr. (7)	46,575	*

John H. McNamara, Jr. (8)	29,500	*

Garen W. Smith (9)	9,415	*

Jeffrey A. Svoboda (10)	137,539	1.0%

Patrick A. DeMarco (11)	6,000	*

All Directors and Nominees for Director and Executive Officers as a Group (10 persons) (12)	855,871	6.4%
_______________
(1)
Based upon a Form 4 it filed on May 25, 2012, SPHG Holdings directly owns 7,131,185 shares of the Company's common stock.  SPH Group LLC (“SPHG”) is the sole member of SPHG Holdings and Steel Holdings owns 99% of the membership interests of SPHG.  SP Holdings GP is the general partner of Steel Holdings, the managing member of SPHG and the manager of SPHG Holdings. Steel Holdings, SPHG and SP Holdings GP disclaim beneficial ownership of the shares owned by SPHG Holdings except to the extent of their pecuniary interest therein.

(2)	Based upon Amendment No. 7 to Schedule 13D filed on January 24, 2011, a group including GAMCO Investors, Inc. beneficially owns 1,355,015 shares of common stock.

(3)
Includes 50,000 unvested shares of restricted stock issued as of March 22, 2013 pursuant to the 2007 Plan, which currently have voting rights but do not vest until March 22, 2014 provided, however, that the Compensation Committee may accelerate vesting in its sole discretion when and in the event his status as a member of the Board of Directors has terminated by reason of his death, disability, voluntary resignation or termination by the Company without cause.

(4)
Includes 3,000 unvested shares of restricted stock issued as of March 22, 2013 pursuant to the 2007 Plan, which currently have voting rights but do not vest until March 22, 2014 provided, however, that the Compensation Committee may accelerate vesting in its sole discretion when and in the event his status as a member of the Board of Directors has terminated by reason of his death, disability, voluntary resignation or termination by the Company without cause.

(5)
Includes (a) 57,642 shares owned directly by EMH Howard, LLC (“EMH”) which may be deemed beneficially owned by Mr. Howard by virtue of his position as the managing member of EMH and (b) 75,000 unvested shares of restricted stock issued as of March 22, 2013 pursuant to the 2007 Plan, which currently have voting rights but do not vest until March 22, 2014 provided, however, that the Compensation Committee may accelerate vesting in its sole discretion when and in the event his status as a member of the Board of Directors has terminated by reason of his death, disability, voluntary resignation or termination by the Company without cause.  Mr. Howard disclaims beneficial ownership of the shares owned by EMH except to the extent of his pecuniary interest therein.

(6)
Includes 25,000 unvested shares of restricted stock issued as of March 22, 2013 pursuant to the 2007 Plan, which currently have voting rights but do not vest until March 22, 2014 provided, however, that the Compensation Committee may accelerate vesting in its sole discretion when and in the event his status as a member of the Board of Directors has terminated by reason of his death, disability, voluntary resignation or termination by the Company without cause.

(7)
Includes (a) 5,000 shares of common stock issuable upon exercise of options that are currently exercisable, (b) 6,250 unvested shares of restricted stock issued as of March 14, 2011 pursuant to the 2007 Plan, which currently have voting rights and will vest on March 14, 2014, (c) 4,690 unvested shares of restricted stock issued as of March 22, 2012 pursuant to the 2007 Plan, which currently have voting rights and will vest in approximately equal installments on each of March 22, 2014 and 2015, (d) 8,000 unvested shares of restricted stock issued as of April 27, 2012 pursuant to the 2007 Plan, which currently have voting rights and will vest in approximately equal installments on each of April 27, 2013, 2014 and 2015 and (e) 3,827 unvested shares of restricted stock issued as of March 19, 2013 pursuant to the 2007 Plan, which currently have voting rights and will vest in approximately equal installments on each of March 19, 2014, 2015 and 2016.

(8)
Includes 3,000 unvested shares of restricted stock issued as of March 22, 2013 pursuant to the 2007 Plan, which currently have voting rights but do not vest until March 22, 2014 provided, however, that the Compensation Committee may accelerate vesting in its sole discretion when and in the event his status as a member of the Board of Directors has terminated by reason of his death, disability, voluntary resignation or termination by the Company without cause.

(9)
Includes (a) 1,000 shares of common stock issuable upon exercise of options that are currently exercisable and (b) 3,000 unvested shares of restricted stock issued as of March 22, 2013 pursuant to the 2007 Plan, which currently have voting rights but do not vest March 22, 2014 provided, however, that the Compensation Committee may accelerate vesting in its sole discretion when and in the event his status as a member of the Board of Directors has terminated by reason of his death, disability, voluntary resignation or termination by the Company without cause.

(10)
Includes (a) 10,000 shares of common stock issuable upon exercise of options that are currently exercisable, (b) 17,500 shares of restricted stock issued as of March 14, 2011 pursuant to the 2007 Plan, which currently have voting rights and vest March 14, 2014, (c) 46,900 unvested shares of restricted stock issued as of March 22, 2012 pursuant to the 2007 Plan, which currently have voting rights and will vest in approximately equal installments on each of March 22, 2014 and 2015, and (d) 10,600 unvested shares of restricted stock issued as of March 19, 2013 pursuant to the 2007 Plan, which currently have voting rights and will vest in approximately equal installments on each of March 19, 2014, 2015 and 2016.

(11)
Consists of 3,000 unvested shares of restricted stock issued as of March 22, 2013 pursuant to the 2007 Plan, which currently have voting rights but do not vest until March 22, 2014 provided, however, that the Compensation Committee may accelerate vesting in its sole discretion when and in the event his status as a member of the Board of Directors has terminated by reason of his death, disability, voluntary resignation or termination by the Company without cause.

(12)
Includes (a) 4,690 unvested shares of restricted stock issued as of March 22, 2012 to an executive officer of the Company not named above, which shares currently have voting rights and will vest in approximately equal installments on each of March 22, 2014 and 2015 and (b) 3,000 unvested shares of restricted stock issued as of March 19, 2013 pursuant to the 2007 Plan, which currently have voting rights and will vest in approximately equal installments on each of March 19, 2014, 2015 and 2016.

Certain Relationships and Related Transactions

As of April 23, 2013, SPHG Holdings is the direct owner of 7,131,185 shares of the Company's common stock, representing approximately 53.0% of the outstanding shares.  The power to vote and dispose of the securities held by SPHG Holdings is controlled by SP Holdings GP.  Warren G. Lichtenstein, Chairman of the Company's Board of Directors, is also the Executive Chairman of SP Holdings GP.  Certain other affiliates of SP Holdings GP hold positions with the Company, including Glen M. Kassan, as Vice Chairman, John J. Quicke, as Vice President, Jack L. Howard as Principal Executive Officer and Vice Chairman, John H. McNamara, Jr. as director, and James F. McCabe, Jr. and Leonard J. McGill as officers.

On January 1, 2012, the Company and HNH Group, entered into the Management Services Agreement with SP Corporate.  Pursuant to the Management Services Agreement, SP Corporate agreed to provide the Company with the continued services of Glen M. Kassan, as the Company's Chief Executive Officer, and James F. McCabe, Jr., as the Company's Chief Financial Officer, and certain other employees and corporate services.  The Management Services Agreement further provides that the Company will pay SP Corporate a fixed annual fee of approximately $10.98 million consisting of (a) $1.74 million in consideration of executive services provided by SP Corporate under the Management Services Agreement, and (b) $9.24 million in consideration of the corporate services provided by SP Corporate under the Management Services Agreement, including, without limitation, legal, tax, accounting, treasury, consulting, auditing, administrative, compliance, environmental health and safety, human resources, marketing, investor relations and other similar services rendered for the Company or its subsidiaries.  The fees payable under the Management Services Agreement are subject to an annual review and such adjustments as may be agreed upon by SP Corporate and the Company.  The Management Services Agreement has a term of one year, which will automatically renew for successive one-year periods unless and until terminated in accordance with the terms set forth therein, which include, under certain circumstances, the payment by the Company of a termination fee to SP Corporate.

In connection with the Management Services Agreement, the Company also entered into an Asset Purchase Agreement, dated January 1, 2012 (the “Purchase Agreement”), pursuant to which the Company transferred to SP Corporate certain assets which had previously been used or held for use by the Company and its subsidiaries to provide corporate services to the Company and its affiliates.  In addition to certain fixed assets and contractual rights, approximately 37 employees of the Company and its subsidiaries were transferred to SP Corporate pursuant to the Purchase Agreement, including Mr. McCabe and certain other officers of the Company.  All of the Company's officers who were transferred to SP Corporate pursuant to the Purchase Agreement continue to serve as officers of the Company pursuant to the Management Services Agreement.  The Company's entry into the Management Services Agreement and the Purchase Agreement were also approved by a special committee of the Board, composed entirely of independent directors.  On December 21, 2012, the Audit Committee of the Board of Directors resolved that, effective January 1, 2013, certain individuals employed by SP Corporate and their related expenses would be transferred to the Company, and the fee paid under the Management Services Agreement will accordingly be reduced by approximately $2.0 million

On March 27, 2013, the Company and SP Corporate entered into a First Amendment to the Management Service Agreement to modify the titles and designation of certain officers to be provided pursuant to the Management Services Agreement and adjust the fee thereunder, reflecting the aforementioned employee transfer. Upon the retirement of Glen M. Kassan as Chief Executive Officer of the Company, effective December 31, 2012, Jack L. Howard was appointed principal executive officer of the Company in January 2013.

On October 15, 2010, the Company refinanced the prior indebtedness of H&H and Bairnco to the Steel Partners II Liquidating Series Trusts (Series A and Series E) (the “Steel Trusts”), each constituting a separate series of the Steel Partners II Liquidating Trust as successor-in-interest to an affiliate of SPHG Holdings.  In accordance with the terms of an Exchange Agreement entered into on October 15, 2010 by and among HNH Group, certain of its subsidiaries and the Steel Trusts, HNH Group made an approximately $6 million cash payment in partial satisfaction of prior indebtedness to the Steel Trusts and exchanged the remainder of such prior obligations for units (the “Units”) consisting of (a) $72.9 million aggregate principal amount of the 10% subordinated secured notes due 2017 (the “Subordinated Notes”) and (b) warrants, exercisable beginning October 14, 2013, to purchase an aggregate of 1,500,806 shares of the Company's common stock, with an exercise price of $11.00 per share (the “Warrants”).  On October 14, 2011, HNH Group redeemed $25 million principal amount of outstanding Subordinated Notes on a pro-rata basis among all holders thereof at a redemption price of 102.8% of the principal amount and accrued but unpaid payment-in-kind-interest thereof, plus accrued and unpaid cash interest.  Until October 14, 2013, the Subordinated Notes and Warrants which comprise the Units are not detachable and, accordingly, a pro rata portion of Warrants were also redeemed.  On March 26, 2013, HNH Group instructed the Trustee under the Indenture to deliver an irrevocable notice of HNH Group's election to redeem all its outstanding Subordinated Notes and non-detachable Warrants to the holders of the Subordinated Notes on April 25, 2013 at a redemption price equal to 112.6% of the principal amount and accrued but unpaid payment-in-kind-interest thereof, plus accrued and unpaid cash interest.  On March 26, 2013, HNH Group irrevocably deposited with the Trustee funds totaling $36.9 million for such redemption and interest payment in order to satisfy and discharge its obligations under the Indenture upon such deposit.

Our Board is charged with monitoring and reviewing issues involving potential conflicts of interest, and reviewing and approving all related party transactions.  The Company's Code of Conduct and Ethics requires that all directors, officers and employees seek to avoid conflicts of interests that might influence their corporate decisions or actions, including personal financial interests, outside employment and the taking of corporate opportunities.  All directors, officers and employees are required under the Company's Code of Conduct and Ethics to promptly report any potential conflicts of interest, which are subject to review by the Company's legal department and, if appropriate, the Audit Committee.  Neither the Board nor the Audit Committee has adopted any specific written procedures for conducting such reviews and considers each transaction in light of the specific facts and circumstances presented based on the principles set forth in the Company's Code of Conduct and Ethics.  As used throughout this Proxy Statement, the term “affiliate” means with respect to a person each other person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such person.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of a registered class of its equity securities, to file reports of ownership and changes in ownership (typically, Forms 3, 4 and/or 5) of such equity securities with the SEC and NASDAQ.  Such entities are also required by SEC regulations to furnish the Company with copies of all such Section 16(a) reports.

Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company and written representations that no Form 5 or amendments thereto were required, the Company believes that during the fiscal year ended December 31, 2012, its directors and officers, and greater than 10% beneficial owners, have complied with all Section 16(a) filing requirements, with the exception of one report on Form 4 filed by each of Mr. Svoboda and Mr. McCabe.

Vote Required

If a quorum is present, the affirmative vote of stockholders holding a plurality of the votes is required to approve this Proposal No. 1.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES TO THE BOARD SET FORTH IN THIS PROPOSAL NO. 1.

PROPOSAL TWO:

ADVISORY RESOLUTION REGARDING EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the “Dodd-Frank Act,” enables stockholders to vote to approve, on an advisory, non-binding basis, the compensation of the named executive officers as disclosed in this Proxy Statement in accordance with the SEC's rules.

As described in detail under the heading “Executive Compensation - Compensation Discussion and Analysis,” with the exception of Mr. Svoboda, the Company is not responsible for compensating or providing applicable employment benefits to any of its named executive officers, who are compensated by SP Corporate pursuant to the Management Services Agreement.  Please read the “Compensation Discussion and Analysis” for additional details about the Company's executive compensation programs, including information about the fiscal year 2012 compensation of the named executive officers.

We are asking stockholders to indicate their support for the compensation of our named executive officers named in the “Summary Compensation Table” included in this Proxy Statement.  This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on the named executive officers' compensation.  Accordingly, we will ask stockholders to vote “FOR” the following resolution at the Meeting:

“RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2012 Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board.  The Board and the Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The approval of this resolution requires the affirmative vote of a majority of the votes cast at the Meeting. While this vote is required by law, it will neither be binding on the Company or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY RESOLUTION REGARDING THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS SET FORTH IN THIS PROPOSAL NO. 2.

PROPOSAL THREE:

ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables stockholders to indicate how frequently we should seek an advisory vote on the compensation of the named executive officers, as disclosed pursuant to the SEC's compensation disclosure rules, such as relates to Proposal 2 included elsewhere in this Proxy Statement.  By voting on this Proposal, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years.

After careful consideration of this Proposal, the Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company, and therefore the Board recommends that you vote for an annual interval for the advisory vote on executive compensation.  We believe that an annual vote allows for input from stockholders on the most frequent basis.  As such, an annual vote would likely foster more robust dialogue between the Board and our stockholders.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to this proposal.  The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders.  However, because this vote is advisory and not binding on the Board or the Company in any way, the Board may decide that it is in the best interests of stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” AN ANNUAL VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS SET FORTH IN THIS PROPOSAL NO. 3.

PROPOSAL FOUR:

AMENDMENT TO 2007 PLAN

The Company's 2007 Incentive Stock Plan, as amended, which we refer to herein as the “2007 Plan,” was approved by the Board in February 2007 and by the Company's stockholders in June 2007.  On April 22, 2013, subject to stockholder approval, the Board approved a proposal to amend the 2007 Plan in order to increase the number of shares of our Common Stock subject to the 2007 Plan by 425,000 shares (as so amended, the “Amended Plan”).

General

Subject to certain conditions discussed below, the total number of shares of Common Stock which may be issued under the 2007 Plan currently may not exceed 1,650,000 shares.  There are approximately 790,660 shares have previously been issued under the Plan that have now fully vested.  There are 339,432 remaining shares in the 2007 Plan that are either subject to awards that have not vested, or are available for issuance under future awards.  If the proposal for the amendment of the 2007 Plan is approved, then the Amended Plan will authorize the issuance of 425,000 additional shares of our Common Stock.

As of April 23, 2013, 13,444,432 shares of our Common Stock were issued and outstanding.  The closing sale price of our Common Stock quoted on the NASDAQ Capital Market on April 23, 2013 was $15.43.  All awards under the 2007 Plan are within the discretion of the Compensation Committee and, therefore, future awards under the 2007 Plan, or, if approved, the Amended Plan, are generally not determinable.

Purpose of the Amendment

The Board has determined that the number of Shares remaining available for issuance under the 2007 Plan is not sufficient to support the Company's intended compensation programs over the next several years. The Board believes that the success of the Company is largely dependent on its ability to attract and retain highly-qualified employees, service providers and non-employee directors and that by offering them the opportunity to acquire or increase their proprietary interest in the Company, the Company will enhance its ability to attract and retain such persons. Further, the Company strongly believes in aligning the interests of its employees, especially its executive officers, with those of its stockholders. Accordingly, the Company is proposing to amend the 2007 Plan to increase the number of shares of our Common Stock subject thereto by 425,000 shares and to make certain other administrative amendments.

We are sensitive to the concerns of our stockholders regarding dilution. Therefore, our Board of Directors commits to our stockholders that we will not grant a number of shares subject to options, stock appreciation rights or other stock awards to employees or non-employee directors at an annual average rate greater than 3.08% over the next three fiscal years (commencing on January 1, 2013). 3.08% is the 2013 as-published cap by Institutional Shareholder Services (ISS) for our Global Industry Classification Standard (GICS) group and represents their allowable burn rate level for our Company. For purposes of calculating the annual average rate, the numerator for calculating the percentage for each fiscal year shall be the total number of shares granted in such fiscal year and the denominator shall be the weighted average number of common shares outstanding at the end of the fiscal year.

Description of the Amended Plan

A summary of the Amended Plan is set forth below, and its full text is attached hereto as Appendix A.  The following discussion is qualified in its entirety by reference to Appendix A.

The Purpose of the Amended Plan

The purpose of the Amended Plan is to provide additional incentive to the directors, officers, consultants, advisors and employees of the Company who are primarily responsible for the management and growth of the Company.

The Company intends that the Amended Plan meet the requirements of Rule 16b-3 (“Rule 16b-3”) promulgated under the Exchange Act and that transactions of the type specified in subparagraphs (c) to (f) inclusive of Rule 16b-3 by officers and directors of the Company pursuant to the Amended Plan will be exempt from the operation of Section 16(b) of the Exchange Act. Further, the Amended Plan is intended to satisfy the performance-based compensation exception to the limitation on the Company's tax deductions imposed by Section 162(m) of the Code with respect to those options for which qualification for such exception is intended.

Administration of the Amended Plan

The Amended Plan is to be administered by a committee consisting of two or more directors appointed by the Company's Board (the “Committee”).  The Committee will be comprised solely of “non-employee directors” within the meaning of Rule 16b-3 and, “outside directors” within the meaning of Section 162(m) of the Code, which individuals will serve at the pleasure of the Board. In the event that for any reason the Committee is unable to act or if the Committee at the time of any grant, award or other acquisition under the Amended Plan does not consist of two or more “non-employee directors,” or if there is no such Committee, then the Amended Plan will be administered by the Board, provided that grants to the Company's Chief Executive Officer or to any of the Company's other four most highly compensated officers that are intended to qualify as performance-based compensation under Section 162(m) of the Code may only be granted by the Committee so comprised of outside directors.

Subject to the other provisions of the Amended Plan, the Committee will have the authority, in its discretion: (i) to designate recipients of options (“Options”), stock appreciation rights (“Stock Appreciation Rights”), restricted stock (“Restricted Stock”) and other equity incentives or stock or stock based awards (“Equity Incentives”), all of which are referred to collectively as “Rights”; (ii) to determine the terms and conditions of each Right granted (which need not be identical); (iii) to interpret the Amended Plan and all Rights granted thereunder; and (iv) to make all other determinations necessary or advisable for the administration of the Amended Plan.

Eligibility

The persons eligible for participation in the Amended Plan as recipients of Options, Stock Appreciation Rights, Restricted Stock or Equity Incentives include directors, officers and employees of, and consultants and advisors to, the Company or any subsidiary; provided that incentive stock options may only be granted to employees of the Company and the subsidiaries. Approximately 1,648 individuals are currently eligible to participate in the Amended Plan. In selecting participants, and determining the number of shares covered by each Right, the Committee may consider any factors that it deems relevant.

Shares Subject to the Amended Plan

Subject to the conditions outlined below, the total number of shares of Common Stock which may be issued pursuant to Rights granted under the Amended Plan may not exceed 2,075,000 shares, all of which can be incentive stock options (each, an "ISO"), although less than this amount is available at the present time, as described above.  The maximum number of shares of Common Stock that may be subject to Options and Stock Appreciation Rights granted under the Amended Plan to any individual in any calendar year may not exceed 200,000, all of which can be ISOs.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or similar type of corporate restructuring affecting the shares of Common Stock, the Committee will make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the Amended Plan and in the number and exercise price of shares subject to outstanding Options granted under the Amended Plan, to the end that after such event each optionee's proportionate interest will be maintained as immediately before the occurrence of such event. The Committee will, to the extent feasible, make such other adjustments as may be required under the tax laws so that any incentive stock options previously granted will not be deemed modified within the meaning of Section 424(h) of the Code. Appropriate adjustments will also be made in the case of outstanding Stock Appreciation Rights and Restricted Stock granted under the Amended Plan.

Any awards that expire or are canceled prior to exercise or vesting in full or any shares that are not delivered upon the exercise or vesting in full of an award for any reason may be subject to future Option, Stock Appreciation Right, Restricted Stock, or Equity Incentive awards under the Plan, subject to certain exceptions.

Options

An option granted under the Amended Plan is designated at the time of grant as either an ISO or as a non-qualified stock option (a “NQSO”). Upon the grant of an Option to purchase shares of Common Stock, the Committee will fix the number of shares of the Company's Common Stock that the optionee may purchase upon exercise of such Option and the price at which the shares may be purchased. The purchase price of each share of the Company's Common Stock purchasable under an Option will be determined by the Committee at the time of grant, but may not be less than 100% of the fair market value of such share of Common Stock on the date the Option is granted; provided that with respect to an optionee who, at the time an ISO is granted, owns more than 10% of the total combined voting power of all classes of stock of the Company or of any subsidiary, the purchase price per share under an ISO must be at least 110% of the fair market value per share of the Company's Common Stock on the date of grant.

Stock Appreciation Rights

Stock Appreciation Rights will be exercisable at such time or times and subject to such terms and conditions as determined by the Committee. Unless otherwise provided, Stock Appreciation Rights will become immediately exercisable and remain exercisable until expiration, cancellation or termination of the award. Such rights may be exercised in whole or in part by giving written notice to the Company.

Restricted Stock

Restricted Stock may be granted under the Amended Plan aside from, or in association with, any other award and will be subject to certain conditions and contain such additional terms and conditions, not inconsistent with the terms of the Amended Plan, as the Committee deems desirable. A grantee will have no rights to an award of Restricted Stock unless and until such grantee accepts the award within the period prescribed by the Committee and, if the Committee deems desirable, makes payment to the Company of any tax withholding or other required payments in cash, or by check or such other instrument as may be acceptable to the Committee. Shares of Restricted Stock are forfeitable until the terms of the Restricted Stock grant have been satisfied.

Other Equity Incentives or Stock Based Awards.

Subject to the provisions of the Amended Plan, the Committee may grant Equity Incentives (including the grant of unrestricted shares) to such key persons, in such amounts and subject to such terms and conditions, as the Committee in its discretion determines. Such awards may entail the transfer of actual shares of the Company's Common Stock to Amended Plan participants, or payment in cash or otherwise of amounts based on the value of shares of the Company's Common Stock.

Term of the Rights.

The Committee, in its sole discretion, will fix the term of each Right, provided that the maximum term of an Option will be ten years. ISOs granted to a 10% stockholder will expire not more than five years after the date of grant. The Amended Plan provides for the earlier expiration of Rights in the event of certain terminations of employment of the holder.

Restrictions on Transferability.

Options and Stock Appreciation Rights granted under the Amended Plan are not transferable and may be exercised solely by the optionee or grantee during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution. The Committee, in its sole discretion, may permit a transfer of a NQSO to (i) a trust for the benefit of the optionee or (ii) a member of the optionee's immediate family (or a trust for his or her benefit). Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, any Option or Stock Appreciation Right contrary to the provisions hereof will be void and ineffective and will give no right to the purported transferee. Shares of Restricted Stock are not transferable until the date on which the Committee has specified such restrictions have lapsed.

Termination of the Amended Plan.

No Right may be granted pursuant to the Amended Plan following February 27, 2017.

Amendments to the Amended Plan.

The Board may at any time amend, suspend or terminate the Amended Plan, except that no amendment may be made that would impair the rights of any optionee or grantee under any Right previously granted without the optionee's or grantee's consent, and except that no amendment may be made which, without the approval of the Company stockholders would (i) materially increase the number of shares that may be issued under the Amended Plan except as permitted under the Amended Plan; (ii) materially increase the benefits accruing to the optionees or grantees under the Amended Plan; (iii) materially modify the requirements as to eligibility for participation in the Amended Plan; (iv) decrease the exercise price of an ISO to less than 100% of the fair market value on the date of grant thereof or the exercise price of a NQSO to less than 100% of the fair market value on the date of grant thereof; (v) result in a change in the granting corporation of the Stock awarded under the Amended Plan; (vi) result in a change in the stock available for awards under the Amended Plan; (vii) extend the term of any Option beyond that permitted in the Amended Plan; or (viii) except in connection with a corporate transaction involving the Company: (a) amend the terms of outstanding Options or Stock Appreciation Rights to reduce the exercise price of such outstanding Options or Stock Appreciation Rights; (b) cancel outstanding Options or Stock Appreciation Rights in exchange for Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights; or (c) cancel outstanding Options or Stock Appreciation Rights with an exercise price above the current stock price in exchange for cash or other securities.

Federal Income Tax Consequences

Incentive Options.  Options that are granted under the Amended Plan and that are intended to qualify as ISOs must comply with the requirements of Section 422 of the Code. An option holder is not taxed upon the grant or exercise of an ISO; however, the difference between the fair market value of the shares on the exercise date will be an item of adjustment for purposes of the alternative minimum tax. If an option holder holds the shares acquired upon the exercise of an ISO for at least two years following the date of the grant of the option and at least one year following the exercise of the option, the option holder's gain, if any, upon a subsequent disposition of such shares will be treated as long-term capital gain for federal income tax purposes. The measure of the gain is the difference between the proceeds received on disposition and the option holder's basis in the shares (which generally would equal the exercise price). If the option holder disposes of shares acquired pursuant to exercise of an ISO before satisfying the one-and-two year holding periods described above, the option holder may recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the option holder's adjusted basis in the shares (generally the option exercise price); or (ii) the difference between the fair market value of the shares on the exercise date and the option price. The balance of the consideration received on such disposition will be long-term capital gain if the shares had been held for at least one year following exercise of the ISO.

The Company is not entitled to an income tax deduction on the grant or the exercise of an ISO or on the option holder's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will generally be entitled to an income tax deduction in the year the option holder disposes of the shares, in an amount equal to the ordinary income recognized by the option holder.

Nonqualified Options.  In the case of a NQSO, an option holder is not taxed on the grant of such option. Upon exercise, however, the participant recognizes ordinary income equal to the difference between the option price and the fair market value of the shares on the date of the exercise. The Company is generally entitled to an income tax deduction in the year of exercise in the amount of the ordinary income recognized by the option holder. Any gain on subsequent disposition of the shares is long-term capital gain if the shares are held for at least one year following the exercise. The Company does not receive an income tax deduction for this gain.

Restricted Stock.  A recipient of restricted stock will not have taxable income upon grant, but will have ordinary income at the time of vesting equal to the fair market value on the vesting date of the shares (or cash) received minus any amount paid for the shares. A recipient of restricted stock may instead, however, elect to be taxed at the time of grant.

Stock Option Appreciation Rights.  No taxable income will be recognized by an option holder upon receipt of a stock option appreciation right (“SAR”) and the Company will not be entitled to a tax deduction upon the grant of such right.

Upon the exercise of a SAR, the holder will include in taxable income, for federal income tax purposes, the fair market value of the cash and other property received with respect to the SAR and the Company will generally be entitled to a corresponding tax deduction.

Clawbacks.

The Committee shall, in all appropriate circumstances and in accordance with the terms of the Amended Plan and the guidance issued by the SEC, require reimbursement of any annual incentive payment including Incentive Options and Nonqualified Options to an executive officer where:  (i) the payment was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of Company financial statements filed with the SEC; and (ii) a lower payment would have been made to the executive based upon the restated financial results.

Vote Required

If a quorum is present, the affirmative vote of stockholders holding not less than a majority of the votes cast on the matter is required to approve Proposal No. 4.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE 2007 PLAN TO INCREASE THE NUMBER OF SHARES SUBJECT TO THE 2007 PLAN BY 425,000.

PROPOSAL FIVE:

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board is considering Grant Thornton LLP (“GT”) to serve as the Company's independent registered public accounting firm.  GT has served as the Company's independent registered public accounting firm since January 2007.  While it is not required to do so, the Board is submitting to stockholders for ratification the potential selection of GT as the Company's independent registered public accounting firm for the year ending December 31, 2013.  Notwithstanding ratification of the selection of GT to serve as the Company's independent registered public accounting firm, the Board will be under no obligation to select GT as the Company's independent registered public accounting firm.

Audit Fees

The aggregate fees billed by GT for professional services rendered was $1,484,000 and $2,031,000 for the audits of the Company's annual consolidated financial statements for the fiscal years ended December 31, 2012 and 2011, respectively, which services included the cost of the reviews of other periodic reports for each respective year.

Audit-Related Fees

The aggregate fees billed by GT for professional services categorized as Audit-Related Fees rendered was $35,000 and $102,000 for the years ended December 31, 2012 and 2011, respectively, relating principally to assistance and services pertaining to audits of the financial statements of various of the Company's pension and benefit plans.

Tax Fees

The aggregate fees billed by GT for tax services for the fiscal years ended December 31, 2012 and 2011 were $46,000 and $66,000, respectively, relating principally for tax compliance, advice and planning.

All Other Fees

There were no fees for other professional services rendered during the fiscal years ended December 31, 2012 and 2011.

The Audit Committee's policy is to pre-approve services to be performed by the Company's independent public accountants in the categories of audit services, audit-related services, tax services and other services.  Additionally, the Audit Committee will consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved.  The Audit Committee has approved all fees and advised us that it has determined that the non-audit services rendered by GT during our most recent fiscal year are compatible with maintaining the independence of such auditors.

Audit Committee Report

The Audit Committee operates pursuant to a written charter adopted by the Board.  The role of the Audit Committee is to assist the Board in its oversight of our financial reporting process, as more fully described in this Proxy Statement.  As set forth in the charter, our management is responsible for the preparation, presentation and integrity of our financial statements, our accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Our independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with the management of the Company and has discussed matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T, with GT, the Company's independent auditors for the fiscal year ended December 31, 2012.  The Audit Committee has received the written disclosures and the letter from GT, as required by the applicable requirements of the PCAOB, regarding the independent auditors' communications with the Audit Committee concerning independence, and has discussed with GT the independence of GT.  The Audit Committee also considered whether GT's non-audit services, including tax planning and consulting, are compatible with maintaining GT's independence.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2012, as amended, filed with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD

Robert Frankfurt

Garen W. Smith

Patrick A. DeMarco

Vote Required

If a quorum is present, the affirmative vote of stockholders holding not less than a majority of the votes cast on the matter is required to approve Proposal No. 5.

Board Recommendation

OUR BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING AND OTHER MATTERS

Stockholder Proposals

Under SEC rules, if a stockholder wants the Company to include a proposal in the Company's proxy statement and form of proxy for presentation at its 2014 Annual Meeting of stockholders, the proposal must be received by the Company, Attention: Corporate Secretary, at the Company's principal executive offices by December 24, 2013.

In accordance with the Company's Amended and Restated By-Laws, stockholders wishing to nominate directors or bring a proposal before the 2014 Annual Meeting of stockholders without inclusion in the Company's proxy statement and form of proxy must provide written notice of such nomination or proposal to the attention of our Corporate Secretary not later than the close of business on January 22, 2014 nor earlier than the close of business on February 21, 2014; provided, however, in the event that the date of the next annual meeting is more than 30 days before or more than 60 days after May 22, 2014, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the later of the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company.

Solicitation of Proxies

The cost of the solicitation of proxies will be paid by us. In addition, the Company has engaged MacKenzie to act as its proxy solicitation agent.  MacKenzie will be paid a fee of $6,500 and will be reimbursed for disbursements made on the Company's behalf.  In addition to solicitation by mail, the Company's directors, officers and employees may solicit proxies from stockholders by telephone, facsimile, electronic mail or in person.  The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners.  Upon request, the Company will reimburse those brokerage houses and custodians for their reasonable expenses in so doing.

Other Matters

So far as now known, there is no business other than that described above to be presented for action by the stockholders at the Annual Meeting, but it is intended that the proxies will be voted upon any other matters and proposals that may legally come before the Annual Meeting or any adjournment thereof, in accordance with the discretion of the persons named therein.

Annual Report and Available Information

The Company is concurrently sending all of its stockholders of record as of April 23, 2013 a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2012.  Such report contains the Company's certified consolidated financial statements for the fiscal year ended December 31, 2012, including those of the Company's subsidiaries.  Upon your request, we will provide, without any charge, a copy of any of our filings with the SEC.  Requests should be directed to Handy & Harman Ltd., 1133 Westchester Avenue, Suite N222, White Plains, NY 10604, attention Corporate Secretary, or (914) 461-1300.  You may also access a copy of our Annual Report on Form 10-K electronically in the Investor Relations section of the Company's website, www.handyharman.com or at www.handyharman.com/2013annual.php.

Handy & Harman Ltd.

/s/ Warren G. Lichtenstein

Warren G. Lichtenstein
Chairman of the Board

April 30, 2013

APPENDIX A

2007 INCENTIVE STOCK PLAN,

AS PROPOSED TO BE AMENDED

1.           PURPOSE OF THE PLAN.

This 2007 Incentive Stock Plan (the “Plan”) is intended as an incentive, to retain in the employ of and as directors, officers, consultants, advisors and employees to Handy & Harman Ltd., a Delaware corporation (the “Company”) and any Subsidiary of the Company, within the meaning of Section 424(f) of the United States Internal Revenue Code of 1986, as amended (the “Code”), persons of training, experience and ability, to attract new directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries.

Certain options granted pursuant to the Plan may constitute incentive stock options within the meaning of Section 422 of the Code (the “Incentive Options”) while certain other options granted pursuant to the Plan may be nonqualified stock options (the “Nonqualified Options”).  Incentive Options and Nonqualified Options are hereinafter referred to collectively as “Options.”

The Company intends that the Plan meet the requirements of Rule 16b-3 (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and that transactions of the type specified in subparagraphs (c) to (f) inclusive of Rule 16b-3 by officers and directors of the Company pursuant to the Plan will be exempt from the operation of Section 16(b) of the Exchange Act.  Further, the Plan may satisfy the performance-based compensation exception to the limitation on the Company's tax deductions imposed by Section 162(m) of the Code with respect to those Options for which qualification for such exception is intended.  In all cases, the terms, provisions, conditions and limitations of the Plan shall be construed and interpreted consistent with the Company's intent as stated in this Section 1.

2.           ADMINISTRATION OF THE PLAN.

The Board of Directors of the Company (the “Board”) shall appoint and maintain as administrator of the Plan a Committee (the “Committee”) consisting of two or more directors who are “Non-Employee Directors” (as such term is defined in Rule 16b-3) and “Outside Directors” (as such term is defined in Section 162(m) of the Code), which shall serve at the pleasure of the Board.  The Committee, subject to Sections 3 and 5 hereof, shall have full power and authority to designate recipients of Options, stock appreciation rights (“Stock Appreciation Rights”), restricted stock (“Restricted Stock”) and other equity incentives or stock or stock based awards (“Equity Incentives”) and to determine the terms and conditions of respective Option, Stock Appreciation Rights, Restricted Stock and Equity Incentives agreements (which need not be identical) and to interpret the provisions and supervise the administration of the Plan. The Committee shall have the authority, without limitation, to designate which Options granted under the Plan shall be Incentive Options and which shall be Nonqualified Options.  To the extent any Option does not qualify as an Incentive Option, it shall constitute a separate Nonqualified Option.

Subject to the provisions of the Plan, the Committee shall interpret the Plan and all Options, Stock Appreciation Rights, Restricted Stock and Equity Incentives granted under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defects or supply any omission or reconcile any inconsistency in the Plan or in any Options, Stock Appreciation Rights, Restricted Stock or Equity Incentives granted under the Plan in the manner and to the extent that the Committee deems desirable to carry into effect the Plan or any Options, Stock Appreciation Rights, Restricted Stock or Equity Incentives. The act or determination of a majority of the Committee shall be the act or determination of the Committee and any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority at a meeting duly held.  Subject to the provisions of the Plan, any action taken or determination made by the Committee pursuant to this and the other Sections of the Plan shall be conclusive on all parties.

In the event that for any reason the Committee is unable to act or if the Committee at the time of any grant, award or other acquisition under the Plan does not consist of two or more Non-Employee Directors, or if there shall be no such Committee, then the Plan shall be administered by the Board, and references herein to the Committee (except in the proviso to this sentence) shall be deemed to be references to the Board, and any such grant, award or other acquisition may be approved or ratified in any other manner contemplated by subparagraph (d) of Rule 16b-3; provided, however, that grants to the Company's Chief Executive Officer or to any of the Company's other four most highly compensated officers that are intended to qualify as performance-based compensation under Section 162(m) of the Code may only be granted by the Committee.

3.           DESIGNATION OF OPTIONEES AND GRANTEES.

The persons eligible for participation in the Plan as recipients of Options (the “Optionees”), Stock Appreciation Rights, Restricted Stock or Equity Incentives (respectively, the “Grantees”) shall include directors, officers and employees of, and consultants and advisors to, the Company or any Subsidiary; provided that Incentive Options may only be granted to employees of the Company and the Subsidiaries.  In selecting Optionees and Grantees, and in determining the number of shares to be covered by each Option, Stock Appreciation Right, Restricted Stock or Equity Incentive granted to Optionees or Grantees, the Committee may consider any factors it deems relevant, including without limitation, the office or position held by the Optionee or Grantee or the Optionee or Grantee's relationship to the Company, the Optionee or Grantee's degree of responsibility for and contribution to the growth and success of the Company or any Subsidiary, the Optionee or Grantee's length of service, promotions and potential. An Optionee or Grantee who has been granted an Option, Stock Appreciation Right, Restricted Stock or Equity Incentive hereunder may be granted an additional Option or Options, Stock Appreciation Right(s), Restricted Stock or Equity Incentive(s) if the Committee shall so determine.

4.           STOCK RESERVED FOR THE PLAN.

Subject to adjustment as provided in Section 10 hereof, a total of 2,075,000 shares of the Company's Common Stock, $0.01 par value per share (the “Stock”), shall be subject to the Plan, all of which may be Incentive Options.  The maximum number of shares of Stock that may be subject to Options and Stock Appreciation Rights granted under the Plan to any individual in any calendar year shall not exceed 200,000, all of which may be Incentive Options, and the method of counting such shares shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Code, if qualification as performance-based compensation under Section 162(m) of the Code is intended.  The shares of Stock subject to the Plan shall consist of unissued shares, treasury shares or previously issued shares held by any Subsidiary of the Company, and such amount of shares of Stock shall be and is hereby reserved for such purpose.  Any of such shares of Stock that may remain unsold and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purposes of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan.  Should any Option, Stock Appreciation Right, Restricted Stock, or Equity Incentives expire or be canceled prior to its exercise or vesting in full or should the number of shares of Stock to be delivered upon the exercise or vesting in full of an Option, Stock Appreciation Right, Restricted Stock, or Equity Incentives be reduced for any reason, the shares of Stock theretofore subject to such Option, Stock Appreciation Right, Restricted Stock, or Equity Incentives may be subject to future Option, Stock Appreciation Right, Restricted Stock, or Equity Incentives under the Plan, except in the case of an Option or Stock Appreciation Right where such reissuance is inconsistent with the provisions of Section 162(m) of the Code where qualification as performance-based compensation under Section 162(m) of the Code is intended.

5.           TERMS AND CONDITIONS OF OPTIONS.

Options granted under the Plan shall be subject to the following conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)           OPTION PRICE.  The purchase price of each share of Stock purchasable under an Option shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value (as defined below) of such share of Stock on the date the Option is granted; PROVIDED, HOWEVER, that with respect to an Optionee who, at the time an Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, the purchase price per share of Stock under an Incentive Option shall be at least 110% of the Fair Market Value per share of Stock on the date of grant. The exercise price for each Option shall be subject to adjustment as provided in Section 10 below.  “Fair Market Value” means the closing price of publicly traded shares of Stock on the business day immediately prior to the grant on the principal securities exchange on which shares of Stock are listed (if the shares of Stock are so listed), or on the NASDAQ Stock Market (if the shares of Stock are regularly quoted on the NASDAQ Stock Market), or, if not so listed or regularly quoted, the mean between the closing bid and asked prices of publicly traded shares of Stock in the over the counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Committee in a manner consistent with the provisions of the Code. Anything in this Section 5(a) to the contrary notwithstanding, in no event shall the purchase price of a share of Stock be less than the minimum price permitted under the rules and policies of any national securities exchange on which the shares of Stock are listed.

(b)           OPTION TERM.  The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than ten years after the date such Option is granted and in the case of an Incentive Option granted to an Optionee who, at the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, no such Incentive Option shall be exercisable more than five years after the date such Incentive Option is granted.

(c)           EXERCISABILITY.  Subject to Section 5(e) hereof, Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee.

Upon the occurrence of a “Change in Control” (as hereinafter defined), the Committee may accelerate the vesting and exercisability of outstanding Options, in whole or in part, as determined by the Committee in its sole discretion.  In its sole discretion, the Committee may also determine that, upon the occurrence of a Change in Control, each outstanding Option shall terminate within a specified number of days after notice to the Optionee thereunder, and each such Optionee shall receive, with respect to each share of Company Stock subject to such Option, an amount equal to the excess of the Fair Market Value of such shares immediately prior to such Change in Control over the exercise price per share of such Option; such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or a combination thereof, as the Committee shall determine in its sole discretion.

For purposes of the Plan, a Change in Control shall be deemed to have occurred if:

(i)            a tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the commencement of such offer), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

(ii)           the Company shall be merged or consolidated with another corporation, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

(iii)          the Company shall sell substantially all of its assets to another corporation that is not wholly owned by the Company, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries and their affiliates; or

(iv)          a Person (as defined below) shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the first acquisition of such securities by such Person), any employee benefit plan of the Company or its Subsidiaries, and their affiliates.

For purposes of this Section 5(c), ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(I)(i) (as in effect on the date hereof) under the Exchange Act.  In addition, for such purposes, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (A) the Company or any of its Subsidiaries; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

(d)           METHOD OF EXERCISE.  Options to the extent then exercisable may be exercised in whole or in part at any time during the option period, by giving written notice to the Company specifying the number of shares of Stock to be purchased, accompanied by payment in full of the purchase price, in cash, or by check or such other instrument as may be acceptable to the Committee.  As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may be made at the election of the Optionee (i) in the form of Stock owned by the Optionee (based on the Fair Market Value of the Stock on the trading day before the Option is exercised) which is not the subject of any pledge or security interest, (ii) in the form of shares of Stock withheld by the Company from the shares of Stock otherwise to be received with such withheld shares of Stock having a Fair Market Value on the date of exercise equal to the exercise price of the Option, or (iii) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any shares surrendered to the Company is at least equal to such exercise price and except with respect to (ii) above, such method of payment will not cause a disqualifying disposition of all or a portion of the Stock received upon exercise of an Incentive Option. An Optionee shall have the right to dividends and other rights of a stockholder with respect to shares of Stock purchased upon exercise of an Option at such time as the Optionee (i) has given written notice of exercise and has paid in full for such shares and (ii) has satisfied such conditions that may be imposed by the Company with respect to the withholding of taxes.

(e)           LIMIT ON VALUE OF INCENTIVE OPTION.  The aggregate Fair Market Value, determined as of the date the Incentive Option is granted, of Stock for which Incentive Options are exercisable for the first time by any Optionee during any calendar year under the Plan (and/or any other stock option plans of the Company or any Subsidiary) shall not exceed $100,000.

(f)           INCENTIVE OPTION SHARES.  A grant of an Incentive Option under this Plan shall provide that (a) the Optionee shall be required as a condition of the exercise to furnish to the Company any payroll (employment) tax required to be withheld, and (b) if the Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share or shares of Stock issued to him upon exercise of an Incentive Option granted under the Plan within the two year period commencing on the day after the date of the grant of such Incentive Option or within a one year period commencing on the day after the date of transfer of the share or shares to him pursuant to the exercise of such Incentive Option, he shall, within 10 days after such disposition, notify the Company thereof and immediately deliver to the Company any amount of United States federal, state and local income tax withholding required by law.

6.           TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

Stock Appreciation Rights shall be granted with an exercise price that is not less than 100% of the Fair Market Value (as defined in Section 5(a) herein) of a share of Common Stock on the date the Stock Appreciation Right is granted and shall be exercisable at such time or times and subject to such other terms and conditions as shall be determined by the Committee.  Unless otherwise provided, Stock Appreciation Rights shall become immediately exercisable and shall remain exercisable until expiration, cancellation or termination of the award.  Such rights may be exercised in whole or in part by giving written notice to the Company.  Stock Appreciation Rights to the extent then exercisable may be exercised for payment in cash, shares of Common Stock or a combination of both, as the Committee shall deem desirable, equal to: (i) the excess of the Fair Market Value as defined in Section 5(a) herein of a share of Common Stock on the date of exercise over (ii) the exercise price of such Stock Appreciation Right.

7.           TERMS AND CONDITIONS OF RESTRICTED STOCK.

Restricted Stock may be granted under this Plan aside from, or in association with, any other award and shall be subject to the following conditions and shall contain such additional terms and conditions (including provisions relating to the acceleration of vesting of Restricted Stock upon a Change of Control), not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)           GRANTEE RIGHTS.  A Grantee shall have no rights to an award of Restricted Stock unless and until Grantee accepts the award within the period prescribed by the Committee and, if the Committee shall deem desirable, makes payment to the Company in cash, or by check or such other instrument as may be acceptable to the Committee.  After acceptance and issuance of a certificate or certificates, as provided for below, the Grantee shall have the rights of a stockholder with respect to Restricted Stock subject to the non-transferability and forfeiture restrictions described in section 7(d) below.

(b)           ISSUANCE OF CERTIFICATES.  The Company shall issue in the Grantee's name a certificate or certificates for the shares of Common Stock associated with the award promptly after the Grantee accepts such award.

(c)           DELIVERY OF CERTIFICATES.  Unless otherwise provided, any certificate or certificates issued evidencing shares of Restricted Stock shall not be delivered to the Grantee until such shares are free of any restrictions specified by the Committee at the time of grant.

(d)           FORFEITABILITY, NON-TRANSFERABILITY OF RESTRICTED STOCK.  Shares of Restricted Stock are forfeitable until the terms of the Restricted Stock grant have been satisfied.  Shares of Restricted Stock are not transferable until the date on which the Committee has specified such restrictions has lapsed.  Unless otherwise provided, distributions of additional shares or property in the form of dividends or otherwise in respect of shares of Restricted Stock shall be subject to the same restrictions as such shares of Restricted Stock.

(e)           CHANGE OF CONTROL.  Upon the occurrence of a Change in Control, the Committee may accelerate the vesting of outstanding Restricted Stock, in whole or in part, as determined by the Committee in its sole discretion.

8.           OTHER EQUITY INCENTIVES OR STOCK BASED AWARDS.

The Committee may grant Equity Incentives (including the grant of unrestricted shares) to such key persons, in such amounts and subject to such terms and conditions, as the Committee shall in its discretion determine, subject to the provisions of the Plan.  Such awards may entail the transfer of actual shares of Common Stock to Plan participants, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.

9.           TERM OF PLAN.

No Option, Stock Appreciation Rights, Restricted Stock or Equity Incentives shall be granted pursuant to the Plan on the date which is ten years from the effective date of the Plan, but Options, Stock Appreciation Rights or Equity Incentives theretofore granted may extend beyond that date.

10.           CAPITAL CHANGE OF THE COMPANY.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or similar type of corporate restructuring affecting the Stock, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the Plan and in the number and option price of shares subject to outstanding Options granted under the Plan, to the end that after such event each Optionee's proportionate interest shall be maintained as immediately before the occurrence of such event. The Committee shall, to the extent feasible, make such other adjustments as may be required under the tax laws so that any Incentive Options previously granted shall not be deemed modified within the meaning of Section 424(h) of the Code.  Appropriate adjustments shall also be made in the case of outstanding Stock Appreciation Rights and Restricted Stock granted under the Plan.

11.           PURCHASE FOR INVESTMENT.

Unless the Options and shares covered by the Plan have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the Company has determined that such registration is unnecessary, each person exercising or receiving Options, Stock Appreciation Rights, Restricted Stock or Equity Incentives under the Plan may be required by the Company to give a representation in writing that he is acquiring the securities (if issued) for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

12.           TAXES.

(a)           The Company may make such provisions as it may deem appropriate, consistent with applicable law, in connection with any Options, Stock Appreciation Rights, Restricted Stock or Equity Incentives granted under the Plan with respect to the withholding of any taxes (including income or employment taxes) or any other tax matters.

(b)           If any Grantee, in connection with the acquisition of Restricted Stock, makes the election permitted under section 83(b) of the Code (that is, an election to include in gross income in the year of transfer the amounts specified in section 83(b)), such Grantee shall notify the Company of the election with the Internal Revenue Service pursuant to regulations issued under the authority of Code section 83(b).

(c)           If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Option under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within 10 days hereof.

13.           EFFECTIVE DATE OF PLAN.

The Plan shall be effective on February 28, 2007; PROVIDED, HOWEVER, that if, and only if, certain options are intended to qualify as Incentive Stock Options, the Plan must subsequently be approved by majority vote of the Company's stockholders no later than February 28, 2007, and further, that in the event certain Option grants hereunder are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code, the requirements as to shareholder approval set forth in Section 162(m) of the Code are satisfied.

14.           AMENDMENT AND TERMINATION, SECTION 409A OF THE CODE.

The Board may amend, suspend, or terminate the Plan, except that no amendment shall be made that would impair the rights of any Optionee or Grantee under any Option, Stock Appreciation Right, Restricted Stock or Equity Incentive theretofore granted without the Optionee or Grantee's consent, and except that no amendment shall be made which, without the approval of the stockholders of the Company would:

(a)	materially increase the number of shares that may be issued under the Plan, except as is provided in Section 10;

(b)           materially increase the benefits accruing to the Optionees or Grantees under the Plan;

(c)           materially modify the requirements as to eligibility for participation in the Plan;

(d)
decrease the exercise price of an Incentive Option to less than 100% of the Fair Market Value per share of Stock on the date of grant thereof or the exercise price of a Nonqualified Option to less than 100% of the Fair Market Value per share of Stock on the date of grant thereof;

(e)	result in a change in the granting corporation of the Stock awarded hereunder;

(f)	result in a change in the stock available for awards hereunder;

(g)	extend the term of any Option beyond that provided for in Section 5(b); or

(h)
except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, Stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Stock or other securities, or similar transaction(s), or any capital change of the Company set forth in Section 10 hereof): (a) amend the terms of outstanding Options or Stock Appreciation Rights to reduce the exercise price of such outstanding Options or Stock Appreciation Rights; (b) cancel outstanding Options or Stock Appreciation Rights in exchange for Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights; or (c) cancel outstanding Options or Stock Appreciation Rights with an exercise price above the current stock price in exchange for cash or other securities.

Subject to the forgoing, the Committee may amend the terms of any Option, Stock Appreciation Right, Restricted Stock or Equity Incentive theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Optionee or Grantee without the Optionee or Grantee's consent.

It is the intention of the Board that the Plan comply strictly with the provisions of Section 409A of the Code and Treasury Regulations and other Internal Revenue Service guidance promulgated thereunder (the “Section 409A Rules) and the Committee shall exercise its discretion in granting Options, Stock Appreciation Rights or Restricted Stock hereunder (and the terms of such grants), accordingly.  The Plan and any grant of an Option, Stock Appreciation right or Restricted Stock hereunder may be amended from time to time (without, in the case of an Award, the consent of the Participant) as may be necessary or appropriate to comply with the Section 409A Rules.

15.           GOVERNMENT REGULATIONS.

The Plan, and the grant and exercise of Options, Stock Appreciation Rights, Restricted Stock and Equity Incentives hereunder, and the obligation of the Company to sell and deliver shares under such Options, Stock Appreciation Rights, Restricted Stock and Equity Incentives shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies, national securities exchanges and interdealer quotation systems as may be required.

16.           GENERAL PROVISIONS.

(a)           CERTIFICATES.  All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, or other securities commission having jurisdiction, any applicable Federal or state securities law, any stock exchange or interdealer quotation system upon which the Stock is then listed or traded and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(b)           EMPLOYMENT MATTERS.  The adoption of the Plan shall not confer upon any Optionee or Grantee of the Company or any Subsidiary any right to continued employment or, in the case of an Optionee or Grantee who is a director, continued service as a director, with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees, the service of any of its directors or the retention of any of its consultants or advisors at any time.

(c)           LIMITATION OF LIABILITY.  No member of the Board or the Committee, or any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

(d)           REGISTRATION OF STOCK.  Notwithstanding any other provision in the Plan, no Option may be exercised unless and until the Stock to be issued upon the exercise thereof has been registered under the Securities Act and applicable state securities laws, or are, in the opinion of counsel to the Company, exempt from such registration in the United States.  The Company shall not be under any obligation to register under applicable federal or state securities laws any Stock to be issued upon the exercise of an Option granted hereunder in order to permit the exercise of an Option and the issuance and sale of the Stock subject to such Option, although the Company may in its sole discretion register such Stock at such time as the Company shall determine.  If the Company chooses to comply with such an exemption from registration, the Stock issued under the Plan may, at the direction of the Committee, bear an appropriate restrictive legend restricting the transfer or pledge of the Stock represented thereby, and the Committee may also give appropriate stop transfer instructions with respect to such Stock to the Company's transfer agent.

(e)           NON TRANSFERABILITY.  Options and Stock Appreciation Rights granted hereunder are not transferable and may be exercised solely by the Optionee or Grantee during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution.  The Committee, in its sole discretion, may permit a transfer of a Nonqualified Option to (i) a trust for the benefit of the Optionee or (ii) a member of the Optionee's immediate family (or a trust for his or her benefit).  Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, any Option or Stock Appreciation Right contrary to the provisions hereof shall be void and ineffective and shall give no right to the purported transferee.

(f)           NO RIGHTS AS A STOCKHOLDER.  No Optionee or Grantee (or other person having the right to exercise such award) shall have any of the rights of a stockholder of the Company with respect to shares subject to such award until the issuance of a stock certificate to such person for such shares.  Except as otherwise provided herein, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

(g)           TERMINATION BY DEATH.  Unless otherwise determined by the Committee, if any Optionee or Grantee's employment with or service to the Company or any Subsidiary terminates by reason of death, the Option or Stock Appreciation Right may thereafter be exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the Optionee or Grantee under the will of the Optionee or Grantee, for a period of one year after the date of such death or until the expiration of the stated term of such Option or Stock Appreciation Right as provided under the Plan, whichever period is shorter.

(h)           TERMINATION BY REASON OF DISABILITY.  Unless otherwise determined by the Committee, if any Optionee or Grantee's employment with or service to the Company or any Subsidiary terminates by reason of total and permanent disability, any Option or Stock Appreciation Right held by such Optionee or Grantee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after 60 days after the date of such termination of employment or service or the expiration of the stated term of such Option or Stock Appreciation Right, whichever period is shorter; provided, however, that, if the Optionee or Grantee dies within such 60-day period, any unexercised Option or Stock Appreciation Right held by such Optionee or Grantee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year after the date of such death or for the stated term of such Option or Stock Appreciation Right, whichever period is shorter.

(i)           TERMINATION BY REASON OF RETIREMENT.  Unless otherwise determined by the Committee, if any Optionee or Grantee's employment with or service to the Company or any Subsidiary terminates by reason of Normal or Early Retirement (as such terms are defined below), any Option or Stock Appreciation Right held by such Optionee or Grantee may thereafter be exercised to the extent it was exercisable at the time of such Retirement (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after 60 days after the date of such termination of employment or service or the expiration of the stated term of such Option or Stock Appreciation Right, whichever period is shorter; provided, however, that, if the Optionee or Grantee dies within such 60-day period, any unexercised Option or Stock Appreciation Right held by such Optionee or Grantee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one year after the date of such death or for the stated term of such Option or Stock Appreciation Right, whichever period is shorter.

For purposes of this paragraph (i), “Normal Retirement” shall mean retirement from active employment with the Company or any Subsidiary on or after the normal retirement date specified in the applicable Company or Subsidiary pension plan or if no such pension plan, age 65, and “Early Retirement” shall mean retirement from active employment with the Company or any Subsidiary pursuant to the early retirement provisions of the applicable Company or Subsidiary pension plan or if no such pension plan, age 55.

(j)           OTHER TERMINATION.  Unless otherwise determined by the Committee, if any Optionee or Grantee's employment with or service to the Company or any Subsidiary terminates for any reason other than death, Disability or Normal or Early Retirement, the Option or Stock Appreciation Right shall thereupon terminate, except that the portion of any Option or Stock Appreciation Right that was exercisable on the date of such termination of employment or service may be exercised for the lesser of 30 days after the date of termination or the balance of such Option or Stock Appreciation Right's term if the Optionee or Grantee's employment or service with the Company or any Subsidiary is terminated by the Company or such Subsidiary without cause or for good reason by the Optionee or Grantee (the determination as to whether termination was for cause or for good reason to be made by the Committee). The transfer of an Optionee or Grantee from the employ of or service to the Company to the employ of or service to a Subsidiary, or vice versa, or from one Subsidiary to another, shall not be deemed to constitute a termination of employment or service for purposes of the Plan.

(k)           CONFLICTS WITH EMPLOYMENT AGREEMENTS.  In the event of any inconsistency between the terms of an award hereunder and an employment agreement, the terms of the employment agreement shall govern.

(l)           CLAWBACK.  The Committee shall, in all appropriate circumstances and in accordance with guidance issued by the Securities and Exchange Commission, require reimbursement of any annual incentive payment including Incentive Options and Nonqualified Options to an executive officer where: (i) the payment was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of Company financial statements filed with the U.S. Securities and Exchange Commission; and (ii) a lower payment would have been made to the executive based upon the restated financial results.  In each such instance, the Committee shall, to the extent practicable and in a manner consistent with Section 409A of the Code, seek to recover from the individual executive the amount by which the individual executive's incentive payments for the three year period preceding the accounting restatement exceeded the lower payment that would have been made based on the restated financial results.  For purposes of this policy, the term “executive officer” means any officer who has been designated an executive officer by the Board.

(m)           REPORTING.  The Company will provide Optionees who are awarded Incentive Options with statements in accordance with Section 6039(a) of the Code and will file a return with the Internal Revenue Service with respect to Optionees who are awarded Incentive Options in accordance with Section 6039(a)(1) of the Code.  The Company will provide Optionees who are awarded Nonqualified Options with a statement containing the information set forth in Treasury Regulation Section 1.61-14(c)(3).

HANDY & HARMAN LTD.

April 30, 2013

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 21, 2013.

The Company is furnishing proxy materials for the Annual Meeting on the Internet in addition to mailing paper copies of the materials to each stockholder of record on the record date for the Annual Meeting.  The Proxy Statement and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 are available at:  www.handyharman.com/2013annual.php.

HANDY & HARMAN LTD.

Proxy - Annual Meeting of Stockholders
May 21, 2013
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Jack L. Howard and James F. McCabe, Jr., each of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of Common Stock of Handy & Harman Ltd. (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 21, 2013, at 9:30 a.m., local time, at The Portofino Hotel & Marina located at 260 Portofino Way, Redondo Beach, California 90277 or at any adjournment or postponement thereof.

The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated April 30, 2013, and a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREIN GIVEN.  IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS SET FORTH IN PROPOSAL NO. 1, “FOR” APPROVAL OF PROPOSAL NOS. 2, 4 AND 5, “FOR” AN ANNUAL VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS SET FORTH IN PROPOSAL NO. 3.  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES LISTED, FOR PROPOSALS NOS. 2, 4, AND 5 AND THAT THE FREQUENCY OF THE ADVISORY VOTE UNDER PROPOSAL NO. 3 BE ANNUAL.

1.
To elect the following nominees to the Board of Directors of the Company, each to serve until the 2014 Annual Meeting of Stockholders and until their respective successors are duly elected and shall qualify:

Warren G. Lichtenstein
Robert Frankfurt
Jack L. Howard
Glen M. Kassan
John H. McNamara Jr.
Patrick A. DeMarco
Garen W. Smith
Jeffrey A. Svoboda

FOR ALL NOMINEES	WITHHOLD
AUTHORITY TO VOTE
FOR ALL NOMINEES

To withhold authority to vote for any individual nominee(s), print name(s) above.

2.	To approve an advisory resolution regarding the compensation of the Company's named executive officers.

FOR [___]                                AGAINST [___]                                           ABSTAIN [___]

3.	To vote, on an advisory basis, on the frequency on which the Company should include an advisory vote regarding the compensation of the Company's named executive officers in its proxy statement.

ONE YEAR [___]                    TWO YEARS [___]                                     THREE YEARS [___]                                ABSTAIN [___]

4.
To approve an amendment of the Company's 2007 Incentive Stock Plan, as amended, to increase the number of shares of the Company's common stock, par value $0.01 per share, subject thereto by 425,000 shares.

FOR [___]                                AGAINST [___]                                           ABSTAIN [___]

5.	To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013.

FOR [___]                                AGAINST [___]                                           ABSTAIN [___]

In their discretion, the proxies are authorized to vote upon such other and further business as may properly come before the meeting.

NOTE: Your signature should appear the same as your name appears hereon.  If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing.  When signing as joint tenants, all parties in the joint tenancy must sign.  When a corporation gives a proxy, an authorized officer should sign it.

Signature:__________________________	Title:________________________	Date:____________________

Signature:__________________________	Title:________________________	Date:____________________

Please mark, date, sign and mail this proxy in the envelope provided for this purpose.  No postage is required if mailed in the United States.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW [___]

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